As filed with the Securities and Exchange Commission on September 27, 2024.

Registration No. 333-272501

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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Amendment No. 2 to
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

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Heart Test Laboratories, Inc.
(Exact name of registrant as specified in its charter)

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Texas	334510	26-1344466
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

550 Reserve St, Suite 360
Southlake, Texas 76092
682-237-7781
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Danielle Watson
550 Reserve St, Suite 360
Southlake, Texas 76092
682-237-7781
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Sasha Ablovatskiy Jonathan Shechter Foley Shechter Ablovatskiy LLP 641 Lexington Avenue, 14th Floor New York, New York 10022 Tel: (212) 335-0466	David E. Danovitch Angela Gomes Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 (212) 660-3000

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER 27, 2024

Heart Test Laboratories, Inc.

Up to 1,882,353 Shares of Common Stock

Placement Agent Warrants to Purchase up to 75,294 Shares of Common Stock

Up to 75,294 Shares of Common Stock Underlying the Placement Agent Warrants
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Heart Test Laboratories, Inc. (the “Company”, “Heart Test”, “HeartSciences”, “we”, “us” or “our”) is offering on a best efforts basis up to 1,882,353 shares of its common stock, par value $0.001 per share (the “Common Stock”), based on an assumed public offering price of $4.25 per share, which is equal to the closing price of our shares of Common Stock on the Nasdaq Capital Market on September 24, 2024. See “Description of the Securities We Are Offering” in this prospectus for more information. We refer to the securities offered by this prospectus as the “Securities.” In addition, this prospectus relates to the issuance of placement agent warrants (as defined below) to purchase up to 75,294 shares of our Common Stock issuable to the placement agent (as defined below), based on an assumed public offering price of $4.25 per share, in connection with this offering and the underlying shares of Common Stock issuable upon the exercise of placement agent warrants.

We previously completed our initial public offering (“IPO”) of units (the “IPO Units”) consisting of shares of Common Stock and warrants to purchase shares of Common Stock (the “IPO Warrants”), on June 17, 2022. Our Common Stock and our IPO Warrants are listed on the Nasdaq Capital Market under the symbols “HSCS” and “HSCSW,” respectively. On September 24, 2024, the closing price of our Common Stock was $4.25 per share and the closing price of our IPO Warrants was $0.06 per warrant.

We expect this offering to be completed no later than one (1) business day following the commencement of this offering, and we will deliver all securities to be issued in connection with this offering delivery versus payment/receipt versus payment upon receipt of investor funds received by us. Accordingly, neither we nor the placement agent have made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

We have engaged Maxim Group LLC as our exclusive placement agent (the “placement agent”) to use its reasonable best efforts to solicit offers to purchase the Securities in this offering. The placement agent has no obligation to purchase any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” in this prospectus for more information.

	Per Share of Common Stock	Total
Public offering price	$	$
Placement agent fees(1)	$	$
Proceeds, before expenses, to us	$	$

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(1)      Represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering. Does not include warrants that are issuable by us to the placement agent or its permitted designees to purchase up to a number of shares of Common Stock equal to 4% of the shares of Common Stock sold in this offering, exercisable at a price per share equal to 110% of the public offering price of the shares of Common Stock offered hereby (the “placement agent warrants”) or certain out-of-pocket expenses of the placement agent that are reimbursable by us. See “Plan of Distribution” beginning on page 62 of this prospectus for a description of the compensation to be received by the placement agent.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 25 of this prospectus for a discussion of certain risks and uncertainties you should consider before investing in our securities.

We anticipate that the initial delivery of the shares of our Common Stock against payment therefor will be made on or before             , 2024.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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Maxim Group LLC

The date of this prospectus is            , 2024.

i

ABOUT THIS PROSPECTUS

The registration statement on Form S-1 of which this prospectus forms a part and that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents, or to which we have referred you, before making your investment decision. Neither we, nor the placement agent engaged by us in connection with this offering, have authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are offering to sell the Securities, and seeking offers to buy the Securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Securities.

For investors outside of the United States: Neither we nor the placement agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, unless the context suggests otherwise, references to “Heart Test,” “HeartSciences,” the “Company,” “we,” “us” and “our” refer to Heart Test Laboratories, Inc., dba HeartSciences, a Texas corporation. References to “Fiscal 2025” refer to the 12 months ended April 30, 2025, references to “Fiscal 2024” refer to the 12 months ended April 30, 2024 and references to “Fiscal 2023” refer to the 12 months ended April 30, 2023.

Neither we nor the placement agent have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the placement agent will make an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”

You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

TRADEMARKS AND TRADE NAMES

Certain of our trademarks are the subject of trademark registrations in the United States as well as various other countries. Other brand names, names and trademarks contained in this prospectus are the property of their respective owners. Solely for convenience, trademarks, service marks and tradenames are referred to in this prospectus without the SM, TM and/or ® symbols or any typographical emphasis (such as italicized or underlined text), but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to their service marks, trade names and trademarks.

MyoVista (and design)®, wavECG®, HEARTSCIENCES®, Heart Test Laboratories (and design)®, the Company’s heart logo and HSECG® are trademarks and/or service marks of the Company registered with the United States Patent and Trademark Office (the “USPTO”). Other trademarks, service marks and trade names in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications. We are liable for all information in this prospectus and the registration statement on Form S-1 filed with the SEC of which this prospectus constitutes a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our device and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will, or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•        our expectation regarding the sufficiency of our existing cash and cash equivalents to fund our current operations; and

•        our ability to receive regulatory clearance for the MyoVista wavECG (the “MyoVista”) Insights Cloud Platform and associated AI-ECG algorithms from the U.S. Food and Drug Administration (the “FDA”), state regulators, if any, or other similar foreign regulatory agencies, including approval to conduct clinical trials, the timing and scope of those trials and the prospects for regulatory approval or clearance of, or other regulatory action with respect to our current products or other future potential products;

•        our ability to further advance the development of the MyoVista wavECG, our 12-lead electrocardiograph (“ECG”) device that also incorporates an additional proprietary AI-ECG algorithm that we have been designing to detect cardiac dysfunction, as well as future potential products;

•        our ability to develop a cloud-based hardware agnostic platform and to develop and incorporate AI-ECG algorithms on that platform;

•        our ability to launch sales of the MyoVista wavECG device, MyoVista Insights Cloud Platform, and AI-ECG algorithms or any future potential products into the U.S.;

•        our assessment of the potential of the MyoVista wavECG device, MyoVista Insights Cloud Platform and AI-ECG algorithms and any future potential products;

•        our planned level of capital expenditures and liquidity;

•        our plans to continue to invest in research and development to develop technology for new products;

•        our failure to maintain the continued listing requirements of Nasdaq could result in a de-listing of our shares and penny stock trading;

•        the regulatory environment and changes in the health policies and regimes in the countries in which we intend to operate, including the impact of any changes in regulation and legislation that could affect the medical device industry;

•        our ability to meet our expectations regarding the commercial supply of our current products and any future products;

•        our ability to retain key executives;

•        our ability to internally develop new inventions and intellectual property;

•        the overall global economic environment;

•        the ultimate impact of the COVID-19 pandemic, or any other health epidemic, on our business, our clinical trials, our research programs, healthcare system or the global economy as a whole;

•        the impact of competition and new technologies;

•        general market, political and economic conditions in the countries in which we operate;

•        our ability to develop product offerings and intellectual property;

•        changes in our strategy; and

•        potential litigation.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

We will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. Forward-looking statements speak only as of the dates specified in such filings. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after any such date, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Unless defined elsewhere, capitalized terms used in this prospectus are defined in the section of this prospectus titled “Glossary of Terms.”

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including our financial statements and the related notes thereto included in this prospectus. You should also consider, among other things, the information set forth under the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” in each case appearing elsewhere in this prospectus.

Company Overview

We are a medical technology company focused on applying innovative AI-based technology to an ECG, also known as an “EKG,” to expand and improve an ECG’s clinical usefulness. Our objective is to make an ECG a far more valuable cardiac screening tool by expanding its clinical capability to detect a broader range of cardiac indications through the development of AI-based ECG algorithms (“AI-ECG”). We are seeking to provide AI-ECG solutions in any care setting worldwide in a manner that best suits different providers, either via our cloud-based application that can receive an upload from one of the millions of ECG devices currently in clinical use or via our proprietary MyoVista wavECG device. The MyoVista wavECG, is a resting 12-lead ECG that will incorporate HeartSciences’ proprietary AI-ECG algorithm designed to provide diagnostic information related to cardiac dysfunction as well as conventional ECG information in the same test. We are also developing a cloud-based platform to host AI-ECG algorithms, both developed by us internally or by third-parties, on an ECG hardware agnostic basis (the “MyoVista Insights Cloud Platform”). In the future, we intend to deliver a range of AI-ECG algorithms, via each product. Neither the MyoVista wavECG, MyoVista Insights Cloud Platform nor any of our AI-ECG algorithms are yet cleared for marketing by the FDA.

The AI-ECG algorithms are intended to provide diagnostic information which has traditionally required cardiac imaging. We believe, the combination of a device agnostic cloud platform and MyoVista wavECG device would allow us to offer AI-ECG solutions across a wide range of healthcare settings from large heath systems to frontline or point of care environments such as primary care. The initial revenue model for the MyoVista wavECG device, which involves the use of the MyoVista hardware, associated software and consumables for each test, is expected to be “razor-razorblade” as the cable connection to the electrodes used with the MyoVista wavECG are proprietary to HeartSciences, and new electrodes are used for every test performed. As further algorithms are made commercially available via the MyoVista wavECG or the MyoVista Insights Cloud Platform, we would expect to adopt revenue models based on algorithm usage and/or recurring subscriptions. Our MyoVista Insights Cloud Platform is being designed to fit simply into existing clinical workflows and be available to host third party AI-ECG algorithms, which increases its clinical value and our speed to market as well as reducing research and development (“R&D”) costs associated with internal algorithm development.

On September 20, 2023, we entered into multiple definitive license agreements (each a “License Agreement” and collectively, the “License Agreements”) with Icahn School of Medicine at Mount Sinai (“Mount Sinai”) to commercialize a range of AI-ECG algorithms covering a range of cardiovascular conditions developed by Mount Sinai as well as a memorandum of understanding for ongoing cooperation encompassing de-identified data access, on-going research, and the evaluation of the MyoVista wavECG device.

Our future success is dependent upon receiving FDA clearances for our products and additional funding may be required as part of achieving FDA clearance and thereafter would be required to support a sales launch, provide working capital and support further R&D.

We believe that there is currently no low-cost, front-line, medical device that is effective at screening broadly for many types of heart disease. As a result, we believe that frontline physicians face a significant challenge in determining if a patient has heart disease. Although many think of the ECG as the frontline test for heart disease, in 2012, the United States Preventive Services Task Force conducted an evaluation of conventional ECG testing and stated: “There is no good evidence the test, called an ECG, helps doctors predict heart risks any better than traditional considerations such as smoking, blood pressure and cholesterol levels in people with no symptoms.”

ECG devices record the electrical signals of a patient’s heart. The ECG is a ubiquitous, relatively low-cost, simple and quick test; it is portable and can be performed in a wide range of clinical settings by a non-specialist clinician or clinical aide. There are three basic categories of heart disease: electrical (such as an arrhythmia), structural

(such as valvular disease) and ischemic (such as coronary artery disease, or CAD). Conventional resting ECGs have limited sensitivity in detecting structural and ischemic disease and are typically used for diagnosing cardiac rhythm abnormalities, such as atrial fibrillation, or acute coronary syndrome, such as a myocardial infarction which is also known as a heart attack. However, traditional ECGs have a limited role in identifying cardiac dysfunction associated with structural and ischemic disease.

HeartSciences has designed or licensed algorithms to help address these limitations and extend the clinical capability of an ECG to detect cardiac dysfunction and other heart disease types.

Our first AI-ECG algorithm to be incorporated into the MyoVista wavECG device has been designed by the Company and applies AI-machine learning to the signal processed ECG signal to develop a proprietary algorithm designed to detect impaired cardiac relaxation, or cardiac dysfunction, caused by heart disease and/or age-related cardiac dysfunction. We have been adjusting the algorithm to reflect updated echo measurement thresholds in respect of ≥60 year old patients. The change was made, and agreed with the FDA, to reflect recent clinical findings which we believe will further increase the clinical value of this algorithm.

We expect the first AI-ECG algorithm to be submitted as part of the MyoVista Insights Cloud Platform will be for the detection of low ejection fraction, or systolic dysfunction, based on one of the licensed algorithms from Mount Sinai.

The editorial comment associated with the study titled “Prediction of Abnormal Myocardial Relaxation from Signal Processed Surface ECG” presented below discusses recent applications of machine learning to data derived from surface 12-lead ECGs in relation to cardiac dysfunction:

“These represent some of the most significant advances in electrocardiography since its inception, which has historically had a limited, if any, role in the evaluation of cardiac dysfunction. In the past, our cardiovascular community was resigned to the fact that surface ECGs are poor indicators for cardiac dysfunction.”

Khurram Nasir, MD, MPH, MSC, Department of Cardiology, Houston Methodist DeBakey Heart & Vascular Center, Houston, Texas, et. al., Journal of American College of Cardiology Editorial Comment Volume 76 Number 8 2020.

Almost all forms of heart disease, including CAD and structural disease, affect heart muscle, or cardiac, function prior to symptoms. Impaired cardiac function is first observed as impaired cardiac relaxation which is an early indicator of diastolic dysfunction and usually continues to increase in severity as heart disease progresses. The diastolic phase of the cardiac cycle occurs when the heart muscle relaxes (following contraction). Diastolic dysfunction may also be related to age-related cardiac dysfunction. Low ejection fraction, or systolic dysfunction, is a later stage of cardiac dysfunction and occurs when the heart pumps a reduced level of blood from the ventricles during contraction.

If we receive FDA clearances for our product candidates, our main target markets would be frontline healthcare environments in the U.S., to assist physician decision making in the cardiology referral process. Currently, cardiology referral decisions are often based on a patient’s risk factors and/or a conventional ECG test. Accordingly, many patients with heart disease are left undetected while no current treatment or intervention is required for most patients referred for cardiac imaging. We believe that adding the capability to detect a broader range of cardiac conditions to the standard 12-lead resting ECG could help improve cardiac referral pathways and be valuable for patients, physicians, health systems and third-party payors.

New Class II devices, such as our products, require FDA premarket review. The MyoVista wavECG device along with its proprietary software and hardware is classified as a Class II medical device by the FDA. Premarket review and clearance by the FDA for these devices is generally accomplished through the 510(k) premarket notification process or De Novo classification request, or petition process. We previously submitted an FDA De Novo classification request in December 2019 and, following feedback and communications with the FDA during and since that submission, we have been making modifications to our device, including our proprietary algorithm. We have finished the patient recruitment and core lab work for our FDA validation study and have been undertaking device and algorithm development testing for a revised FDA submission. We had been planning a revised submission under the De Novo pathway, however, in December 2023 the FDA confirmed that we could submit the MyoVista for clearance under the 510(k) pathway following the grant by the FDA in August 2023 of an industry-first De Novo clearance which created a new Class II product code for cardiovascular machine learning-based notification software. This was in respect of a hypertrophic cardiomyopathy algorithm and in late September 2023, the FDA cleared an algorithm for low ejection fraction (less than 40%) under the 510(k) pathway using this new product code. Accordingly, we are now preparing for a 510(k) FDA submission and are aiming for a submission in the first calendar quarter of 2025. If successful, FDA clearance would provide us the ability to market and sell the MyoVista wavECG device in the U.S. and additional funding would be required to support the sales launch of the MyoVista wavECG device in the U.S., provide working capital and support further R&D.

To date we have not yet entered into a discussion with the FDA regarding the MyoVista Insights Cloud Platform or Mount Sinai licensed AI-ECG algorithms but expect to begin that process in the current calendar year. We expect these products to fall under the 510(k) pathway and are aiming for an FDA submission of our MyoVista Insights Cloud Platform and low ejection fraction algorithm in the middle of 2025.

Heart Disease Facts and Current ECG Testing Limitations

Heart disease refers to a variety of conditions that affect the heart — including heart rhythm problems, heart valve problems, genetic defects and blood-vessel diseases such as CAD. It is often referred to as the “silent killer.” According to the American Heart Association, one in three patients are not properly diagnosed until after a heart attack occurs and 50% of men and 64% of women who died suddenly of coronary heart disease showed no previous symptoms. Statistics published by the U.S. Centers for Disease Control and Prevention (the “CDC”), show that in the United States heart disease is the leading cause of death for both men and women, across most racial and ethnic groups. According to the CDC, in the United States, one person dies from cardiovascular disease every 34 seconds. In 2021, about 20.1 million adults aged 20 and older in the United States have CAD (about 7.2%), with approximately one in five heart attacks being a silent heart attack therefore the person is not even aware of it, but the damage is done. Approximately 695,000 people in the U.S. died from heart disease in 2021, that’s one in every five deaths. The scale of the problem is similar worldwide. In 2020, the World Health Organization confirmed that heart disease has remained the leading cause of death at the global level for the last 20 years. Cardiovascular diseases are the leading cause of death globally. An estimated 17.9 million people died from cardiovascular diseases in 2019, representing 32% of all global deaths.

The 2019 National Ambulatory Medical Care Survey showed there were approximately 1 billion ambulatory care visits in the U.S. with a high incidence of patients with risk factors for heart disease (33% had hypertension, 15% had diabetes and 7% had a history of CAD, ischemic heart disease or myocardial infarction).

As heart disease progresses to more acute stages, the cost to treat patients increases significantly. Cardiovascular disease is the leading cost to the healthcare system and is estimated to be responsible for one in every six healthcare dollars spent in the United States. Heart disease cost the United States about $240 billion in each of 2018 and 2019, including the cost of health care services, medicines, and lost productivity due to death. Governments, healthcare providers and payors are motivated to shift the diagnosis and management of these conditions to earlier stages where better patient outcomes can be delivered at lower costs.

We believe that there is currently no low-cost, front-line, medical device that is effective at screening for heart disease. As a result, frontline physicians face a significant challenge in determining if a patient has heart disease. The conventional ECG is thought of by many to be the front-line tool in cardiac testing, but it has poor sensitivity in detecting CAD or structural heart disease.

Overuse of Expensive Cardiology-Based Diagnostic Testing

We believe that the absence of cost-effective front-line or primary-care-based testing has resulted in the over-use of costly cardiology-based diagnostic tests. Noninvasive cardiac tests are significant contributors to healthcare costs, accounting for greater than 40% of Medicare Part B spending on medical imaging, or over $17 billion annually according to the U.S. Centers for Medicare & Medicaid Services (“CMS”). There are a variety of effective, though expensive, diagnostic tests used for patients to detect heart disease. These diagnostic tests are typically performed in a specialist cardiology or hospital setting and may include:

•        Stress ECG testing, a non-invasive diagnostic test with a cost of approximately $200 with, according to the American College of Cardiology, a sensitivity of 68% in the detection of CAD;

•        Echocardiogram, or echo, a non-invasive diagnostic imaging test, similar to an ultrasound, which is effective in the detection of heart disease; however, the Medicare cost of an echo in a hospital is approximately $600 and can be as much as $3,000 if performed privately;

•        Cardiac imaging tests, such as nuclear stress tests and coronary computerized tomography angiograms alternatively can be conducted noninvasively, but typically cost $1,000 or more; or

•        Coronary angiogram, an invasive test in which dye that is visible by X-ray is injected into the blood vessels of the heart. A coronary angiogram can cost in excess of $5,000.

Diastolic Dysfunction, an Early Indicator of Heart Disease

The symptoms and causes of cardiac dysfunction have been researched for many years. The causes of cardiac dysfunction during the contraction (systolic) phase, also called reduced left ventricular ejection fraction, have been well understood for many years. However, according to the American Heart Association Statistics Committee report in 2013, approximately 50% of patients with heart failure (“HF”) symptoms have ejection fraction measures that are not markedly abnormal. In addition, multiple articles published by the National Institutes of Health (“NIH”), state that approximately 50% of HF cases are due to severe diastolic dysfunction, also called heart failure with preserved ejection fraction. HF with preserved ejection fraction (“HFpEF”) is a clinical syndrome in which patients have symptoms and signs of HF with normal or near-normal left ventricular ejection fraction (“LVEF”) (LVEF ≥50%). Roughly half of all patients with HF worldwide have an LVEF ≥50% and nearly half have an LVEF <50%. Thanks to the increased scientific attention about the condition and improved characterization and diagnostic tools, the incidence of HF with reduced ejection fraction (“HFrEF”) dropped while that of HFpEF has increased by 45%. As a result, understanding the causes and progression of diastolic dysfunction has become a key area of scientific and clinical interest. This research has led to the understanding that almost all patients with systolic dysfunction also have diastolic dysfunction and almost all types of heart disease including CAD, valvular disease, cardiomyopathy, hypertension, congenital heart disease, and pericardial disease induce diastolic dysfunction.

According to an article by Dr. Dalane W. Kitzman, MD and Dr. William C. Little, MD published in the February 14, 2012 issue of the Journal of the American Heart Association, diastolic performance is sensitive to nearly all of the common disease processes that affect cardiovascular function. The article indicates that left ventricular, or LV, diastolic function is impaired by all of the common disease processes that affect LV function or produce LV hypertrophy or fibrosis, including hypertension, diabetes, ischemia, myocarditis, toxins and infiltrative cardiomyopathies. LV diastolic dysfunction (“LVDD”) begins early in the heart disease process and continues to increase in severity as heart disease progresses. LVDD is now recognized as one of the earliest signs of heart disease and typical onset occurs when a patient is still asymptomatic. We believe that the early detection of diastolic dysfunction can be a clinically valuable marker for almost all forms of heart disease and age-related cardiac abnormalities that may otherwise be missed by current conventional ECG devices.

MyoVista Insights Cloud Platform and Related AI-ECG Algorithms

We are currently developing a reporting platform to host the provision of cloud-based AI-ECG algorithms. The platform is being designed to be ECG device agnostic to allow clinical institutions to access AI-ECG algorithms without the need to replace existing devices. Our objective for the MyoVista Insights Cloud Platform is to develop an AI-ECG marketplace to include integration and hosting of AI-ECG algorithms developed and FDA cleared by third parties. This would be expected to provide clinical and commercial benefit by increasing the number of available algorithms and clinical use indications, increase our speed of roll-out, and reduce the burden and cost of algorithm R&D on the Company.

We have engaged a firm with significant experience developing and delivering healthcare software platforms, including other cloud platforms. We plan to deliver the MyoVista Insights Cloud Platform on a phased basis. Phase 1 has been designed to provide an initial functional platform as a basis for FDA clearance contemporaneous with our first cloud-based AI-ECG algorithm. The Phase 1 platform is designed to receive an input ECG signal and then process and report/provide the results of an AI-ECG algorithm which in combination with the AI-ECG algorithm forms the containerized medical device for regulatory purposes. As such, FDA clearance of the Phase 1 platform would be sought contemporaneously with FDA clearance of our first cloud-based AI-ECG algorithm as the two go hand in glove for regulatory purposes. This type of algorithm cloud platform is generally well defined for regulatory purposes. We already have built a working beta version of the MyoVista Insights Cloud Platform and expect it to be complete in the fourth calendar quarter of 2024.

We expect our first AI-ECG cloud-based algorithm to be a low ejection fraction (LVEF ≤ 40) algorithm licensed from Mount Sinai. There is a well-defined predicate for this algorithm which provides greater clarity for the regulatory pathway which we expect to be 510(k), accordingly, we expect this process will be relatively straightforward, assuming appropriate clinical performance of the algorithm. This algorithm was developed using over 100,000 patient records and in published clinical data had strong performance comparable to the predicate. We are in the process of undertaking further work to assess and, if necessary, adjust the algorithm, and prepare for an FDA validation study and submission. We expect the validation study will be performed using retrospective data, i.e. validation using pre-existing ECG’s rather than requiring active patient recruitment, which would reduce costs and timescales compared to prospective clinical validation.

We have yet to engage with the FDA on the MyoVista Insights Cloud Platform and low ejection fraction algorithm but expect to do so in the coming months and are currently targeting FDA 510(k) submission in the middle of 2025.

Phase 2 and beyond of the MyoVista Insights Cloud Platform would expand user functionality and connectivity and integration with electronic medical record systems, ECG management systems and direct to devices.

Following clearance of the Phase 1 platform we then expect to bring forward a pipeline of other AI-ECG algorithms. As they would be delivered on the pre-cleared MyoVista Insights Cloud Platform the regulatory focus would then be focused primarily on the clinical performance of each algorithm. We have already licensed a number of AI-ECG algorithms from Mount Sinai and have relationships with other clinical institutions which would enable us to develop further algorithms. We are also developing the MyoVista Insights Cloud Platform to be able to host third-party algorithms.

MyoVista wavECG Product and Technology

The HeartSciences developed cardiac dysfunction algorithm is being incorporated into the MyoVista wavECG device. It has been developed in response to the relatively recent understanding in cardiology that most forms of heart disease are associated with LV relaxation abnormalities and diastolic dysfunction. The MyoVista wavECG is a 12-lead resting ECG device featuring our proprietary algorithm designed to detect cardiac dysfunction in the diastolic phase, which is specifically slower than normal left ventricular relaxation rates, in accordance with recent clinical findings and the American Society of Echocardiology Guidelines.

The MyoVista wavECG also includes the capabilities of a full-featured conventional 12-lead resting ECG including analysis using the Glasgow Algorithm, also known as the Glasgow ECG Interpretation Algorithm. Developed by the University of Glasgow in the United Kingdom, the 12-lead ECG Analysis Algorithm has been relied upon for more than 35 years and is a widely used resting ECG interpretive algorithm. The Glasgow Algorithm has been improved over the years and is licensed to us pursuant to a licensing agreement with The University Court of the University of Glasgow. Under this licensing agreement, we obtained a non-exclusive, worldwide license with automatic renewal provisions and the right to license: (i) software modules for an Android-based platform for the analysis of resting 12-lead electrocardiograms and (ii) all intellectual property rights (including patents, copyright, trademarks, trade secrets and know-how) relating to the software modules to be used in the MyoVista wavECG (the “Glasgow Licensing Agreement”).

The MyoVista wavECG combines both, the conventional ECG capabilities (including the Glasgow Algorithm) and our proprietary AI-ECG algorithm, designed to detect impaired left ventricular cardiac relaxation abnormalities, as a single test with results presented separately. The MyoVista wavECG has a high-resolution touchscreen display and incorporates many intuitive features commonly associated with a tablet device. In the future we would expect to incorporate further AI-ECG algorithms in the MyoVista wavECG.

MyoVista wavECG device with 1 lead view of signal processed waveform

Market Opportunity

Diagnostic Gap

We believe that the most significant diagnostic gap in heart disease is early identification. Heart disease often remains asymptomatic for many years until it reaches an acute stage, at which point many patients have a heart attack or die without prior diagnosis of disease. For this reason, heart disease is often referred to as the “silent killer.” In 2012, the United States Preventative Services Task Force stated that there is no good evidence that an ECG helps physicians predict heart risks in people with no symptoms any better than traditional considerations such as smoking, blood pressure and cholesterol levels, acknowledging the diagnostic gap that currently exists.

According to the CDC, cardiovascular disease remains the largest cost for the U.S. healthcare system at approximately $219 billion per year. The cost of treating acute cardiac events and heart failure is especially high in comparison to preventative treatment. Governments, healthcare providers and third-party payors are focused on shifting the diagnosis and management of heart disease to earlier stages where better patient outcomes can be delivered at lower cost; however, to make substantial progress the existing diagnostic gap needs to be closed.

We believe that the scale of cardiac disease as well as changing demographics, growing ECG market, impetus to identify risks earlier through low-cost testing, along with the increasing number and type of health care settings creates a significant opportunity for a device such as the MyoVista wavECG.

Changing Demographics

Heart disease is most commonly found in individuals aged 65 and older with incidences of heart disease increasing at 65 years for men and 71.8 years for women. According to the Organization for Economic Co-operation and Development, advances in the field of medicine have led to an increase in life expectancy which, as of 2020, was estimated to average 77.3. years for a person in the U.S., up from 75.4 years in 1990. As life expectancy increases, the average age of the population is expected to increase. According to the U.S. Health and Human Services — Office of the Inspector General (the “HHS”), the population age 65 and older increased from 38.8 million in 2008 to 52.4 million in 2018 (a 35% increase) and is projected to reach 94.7 million by 2060. By 2030, more than 20 percent of U.S. residents are projected to be age 65 and over. Since heart disease is most commonly found in individuals aged 65 years and older, and that population pool is increasing, we believe there is a significant opportunity for a device such as the MyoVista wavECG as well the MyoVista Insights Cloud Platform.

Growing ECG Market

The demand for electrocardiograph devices and related supplies known as electrodes is on the rise worldwide. Despite the limitations of the conventional ECG and healthcare guidance around the world that recommends against its use for screening, in the absence of a better alternative, the ECG remains a ubiquitous and widely used test throughout healthcare including non-cardiology settings. It is estimated that 1.5 million to 3.0 million ECGs are performed worldwide every day, making it one of the most commonly used cardiovascular diagnostic tests in healthcare and a fundamental tool in clinical practice. It is estimated that more than 100 million ECGs are performed each year in the United States. The 2019 National Ambulatory Medical Care Survey indicated that office-based patient care physicians, excluding anesthesiologists, radiologists and pathologists, ordered or provided 47 million ECG tests during office visits, and the 2020 National Hospital Ambulatory Medical Care Survey showed that during ambulatory care visits to hospital emergency departments, an additional 32 million ECG tests were ordered or performed by hospital emergency departments.

With the advent of advanced technology, ECG testing market research reports demonstrate that market growth in ECG devices and use is increasing. Precedence Research, a Canada/India based market research company recently released market research on the global electrocardiograph market for 2023, the market size is expected grow significantly from $10.93 billion in 2023 to $25.56 billion by 2032.

Impetus to Identify Risks Earlier for More Effective Low-Cost Testing

A key goal of the HHS is reducing healthcare costs. This places pressure on physicians and healthcare institutions to contain healthcare costs. Additionally, one of the key objectives of HHS’s Healthy People 2030, is to increase preventive care for people of all ages. We believe that efforts towards preventive care and maintenance will lead to more testing for high-risk individuals and patients who have existing cardiac conditions. This trend, we believe, in tandem with the push to shorten hospital stays, has created an impetus to identify pre-symptomatic patients at risk more effectively at the front-line physician or clinic level and to treat recovering cardiac patients through outpatient care and rehabilitation.

It is our belief that the MyoVista wavECG device and the MyoVista Insights Cloud Platform incorporating our AI-ECG algorithms, would be well positioned to respond to the global need for more effective, low-cost ECG testing to facilitate improved referral processes for heart disease.

Changing Nature of Healthcare Providers

The delivery of healthcare in the U.S. is evolving. Alternative treatment sites, such as retail clinics, concierge medicine, urgent care clinics and ambulatory surgical centers, deliver care from qualified providers in settings outside of emergency departments, hospitals or traditional physician offices. We expect this trend to accelerate the drive to provide more effective preventative care and represents a significant opportunity for the introduction of our AI-ECG algorithms that offer an enhanced ability to screen for heart disease.

Capitation Provides an Incentive to Identify Medicare Advantage Patients

Healthcare providers are paid either through fee-for-service or capitation. Fee-for-service is a payment model where services are unbundled and paid for separately. In health care, the fee-for-service payment model incentivizes physicians to provide more treatments because payment is dependent on the quantity, rather than quality, of care. Capitation is a payment arrangement that pays a physician or group of physicians a set amount for each enrolled person assigned to them, per period of time, whether or not that person seeks care. Under capitation, the amount of remuneration is based on the average expected healthcare utilization of that patient, with greater payment for patients with a significant history of medical problems.

Approximately 48% (approximately 28 million people) of those covered by Medicare according to CMS are enrolled in a Medicare Advantage plan. With respect to these patients, CMS pays capitation to healthcare providers. CMS uses risk adjustment to adjust capitation payments to health plans, either higher or lower, to account for the differences in the health costs of individuals with ailments such as heart failure, CAD, angina and valvular heart disease. Accordingly, under CMS guidelines, risk factor adjustments per patient will provide payment that is higher for sicker patients who have conditions where diagnosis codes are documented in the medical record as a result of a face-to-face visit. Therefore, there is a financial incentive to identify those Medicare Advantage patients who are sicker, including those who have undiagnosed ailments such as heart disease. We believe that undiagnosed heart disease represents a significant problem, and we believe insurance plans that have a high number of Medicare Advantage patients could be a target market for the MyoVista cloud-based and hardware-based platforms.

Market Strategy

General

Our objective is to provide AI-ECG solutions in any care setting worldwide in a manner that best suits different providers, either via one of the millions of ECG’s currently in clinical use or via our proprietary MyoVista wavECG device in order to significantly improve front-line testing and referral processes for heart disease. Our business model is primarily focused on recurring revenues for each of the MyoVista Insights Cloud Platform and the MyoVista wavECG device.

The initial revenue model for the MyoVista wavECG device involves the capital sale of the device and recurring revenue from the sale of its proprietary supplies (electrodes) for each test. We would expect to charge for recurring software revenues from the use of AI-ECG algorithms delivered via the MyoVista Insights Cloud Platform or made available on the MyoVista wavECG device. There are estimated to be millions of ECGs in use worldwide and the MyoVista Insights Cloud Platform is intended to be device-agnostic, thereby facilitating the provision of AI-ECG algorithms to physicians from existing devices. In short, we expect to generate recurring supplies or software revenues and do not expect to rely on high initial capital or device pricing in order to encourage adoption of our AI-ECG algorithms.

Territories

Our initial sales focus will primarily be within the U.S. and European markets where we have established relationships. We intend to market our products in the U.S. using a direct sales force following FDA clearance. Outside of the U.S., for markets such as Europe and Latin America, we intend to utilize medical device distributors that have existing healthcare provider relationships and experience selling ECG devices, which will be supported by a small number of local field personnel.

Potential Markets

We believe that there is a large variety of potential markets for AI-ECG algorithms with new diagnostic capabilities that are not currently available for ECG devices. Conventional ECGs are used throughout healthcare in almost every clinical setting including clinics, doctor’s offices, urgent care centers, and hospitals. We believe that, in many of those settings, the additional information provided by the AI-ECG algorithms could be extremely valuable.

Our AI-ECG algorithms range of applications and potential uses are vast, and include providing:

•        Primary care — front-line cardiac testing/referral tool, heart disease screening.

•        Retail Healthcare — access to ECG testing at retail sites such as CVS and Walgreens.

•        Emergency Departments — enhanced ECG testing for emergency room patients.

•        Cardiologists — prescreening cardiology patients.

•        Hospitals — in-patient testing or testing prior to discharge, particularly cardiac wards.

•        Surgery — pre-anesthesia testing, pre/post intervention.

•        Life Insurance testing — ECGs when required in connection with the issuance of life insurance policies.

•        Specialty Environments — screening for conditions such as, cardiomyopathy, cardiac oncology, drug trials, heart failure, and diabetes.

•        Athlete testing — cardiac screening programs for athletes.

Early Target Markets

Initially, our focus markets in the U.S. will include: cardiology; primary care providers that serve upper to middle income regions including concierge medicine providers; health systems, retail clinics; and insurers with high levels of Medicare Advantage patients. As additional algorithms obtain FDA clearance, HeartSciences will extend its sales efforts to clinics and physicians that will benefit the most from the specific AI-ECG algorithm.

Reimbursement

In addition to targeting the health care settings described above, a key element of our strategy is to ensure each algorithm qualifies for reimbursement from third-party payors such as CMS (Medicare payor). CPT codes are numbers assigned to each task or service provided by a healthcare provider including medical, surgical and diagnostic services. Insurers use the numbers to determine the procedure and the amount to pay a provider. The American Medical Association has already issued a temporary Current Procedural Terminology (CPT) Category III code for novel AI assistive algorithmic ECG risk assessment for cardiac dysfunction. These codes are designed to facilitate the use, adoption, and potential reimbursement of emerging technologies. This provides physicians and clinical institutions the ability to bill for HeartSciences algorithms that detect different types of heart dysfunction such as systolic and diastolic dysfunction. While we cannot be certain that these new codes will ultimately lead to the issuance of permanent CPT Category I codes, or that insurance coverage or payment can be obtained, if successful, this could potentially provide total reimbursement that is larger than reimbursement for conventional ECG devices, which, in turn, could provide MyoVista wavECG device and the MyoVista Insights Cloud Platform delivering AI-ECG algorithms with a competitive advantage as compared to conventional ECG testing and devices. The MyoVista wavECG device also includes conventional ECG testing capabilities and is expected to also qualify for Medicare reimbursement for existing ECG testing procedures with interpretation and report ranges from approximately $17 to $55 depending on the type of healthcare facility. These charges would go directly to the healthcare facility/physician.

Competition

The medical device industry is characterized by rapidly advancing technologies, intense competition, and a strong emphasis on proprietary products. There are many medical device companies, biotechnology companies, public and private universities and research organizations actively engaged in the research and development of products that may be similar to HeartSciences AI-ECG algorithms and MyoVista hardware. Competitors could include traditional ECG manufacturers such as GE Healthcare Technologies, Inc., (“GE Healthcare”), Koninklijke Philips N.V. (“Phillips”), Baxter International, Inc. (“Baxter”), and Nihon Kohden Corporation that may seek to innovate, and new commercial entrants to the AI ECG market, such as Anumana, Inc. or companies involved in AI healthcare, such as Tempus Labs, Inc. or VIZ.ai that also see the opportunity to bring innovation in a market that, we believe, has significant need for improved products and technology change.

Intellectual Property

Our technology is protected by a patent portfolio as well as trade secrets, which together comprise an important part of the intellectual property protection for our existing and licensed proprietary algorithms (especially when developing proprietary algorithms). We believe that the combination of patents and trade secrets creates valuable competitive barriers in favor of HeartSciences.

The USPTO has issued eight utility patents and one design patent to us, and a patent allowance for a utility patent exclusively licensed to us. The patent expiration dates range from March 2031 to August 2040. We also have fourteen international design registrations and sixteen international utility patents granted (with expiration dates ranging from September 2036 to March 2037) in jurisdictions such as China, Japan, South Korea, the United Kingdom, France, Germany, Mexico and Australia. We currently have two patent allowances in Europe, United Arab Emirates and Brazil and also have additional pending patent applications in various jurisdictions.

In addition, we have entered into two agreements that are material to our rights to the intellectual property utilized in the MyoVista wavECG:

•        In January 2014, we entered into an invention assignment agreement under which certain specified MyoVista wavECG technology and proprietary and intellectual property rights thereto (including patents, copyright, trademarks, trade secrets and know-how) were transferred and assigned to us by the inventor; and

•        In December 2015, we entered the Glasgow Licensing Agreement with The University Court of the University of Glasgow under which we obtained a non-exclusive, worldwide license to software modules for an Android platform for analysis of resting 12-lead electrocardiograms and all intellectual property rights (including patents, copyright, trademarks, trade secrets and know-how) relating to the software modules to be used in the MyoVista wavECG.

Research and Development

The Company’s R&D staff designs our hardware, software and internally developed AI-ECG algorithms. Hardware development assistance is provided by outside consulting firms. The Company internally develops the software for the device along with the assistance of multiple software development contractors. The data science work necessary to build the AI-ECG algorithms is performed both internally and externally using data science experts.

Incorporation of all software elements into the MyoVista wavECG hardware is performed internally. We currently employ six full-time R&D staff.

We believe, based on our research and other published research, that further algorithms could be developed for a range of additional clinical indications. To accelerate HeartSciences’ route to market with additional algorithms we entered into multiple license agreements with Mount Sinai on September 20, 2023. Please see the section, “Agreements with Mount Sinai related to Commercialization of Multiple AI-based Cardiovascular ECG Algorithms developed by Mount Sinai” for additional information regarding these license agreements. Studies involving the use of the MyoVista wavECG and proof of concept algorithms for alternative clinical indications have already been published in addition to the growing body of third-party published research in this field.

On November 29, 2022, we entered into a multi-year collaboration agreement with Rutgers, The State University of New Jersey, to research and develop additional AI-ECG algorithms.

FDA and Other Government Regulation

Our products are subject to regulation by the FDA and various other federal and state agencies, as well as by foreign governmental agencies. These agencies enforce laws and regulations that govern the development, testing, manufacturing, labeling, advertising, marketing and distribution, and market surveillance of our medical device products.

In addition to those indicated below, the only other regulations we encounter are regulations that are common to all businesses, such as employment legislation, implied warranty laws, and environmental, health and safety standards, to the extent applicable. We will also encounter in the future industry-specific government regulations that would govern our device, if and when developed for commercial use. It may become the case that other regulatory approvals will be required for the design and manufacture of our device.

FDA Requirements and Other Regulatory Approval Requirements

Our products are subject to regulation under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) as implemented and enforced by the FDA. The FDA regulates the development, design, non-clinical and clinical research, manufacturing, safety, efficacy, labeling, packaging, storage, installation, servicing, recordkeeping, premarket clearance or approval, import, export, adverse event reporting, advertising, promotion, marketing and distribution of medical devices to ensure that medical devices distributed domestically are safe and effective for their intended uses and otherwise meet the requirements of the FDCA.

In addition to U.S. regulations, we are subject to a variety of regulations in the European Economic Area (the “EEA”) governing clinical trials and the commercial sales and distribution of our products. Whether or not we have or are required to obtain FDA clearance or approval for a product, we will be required to obtain authorization before commencing clinical trials and to obtain marketing authorization or approval of our products under the comparable regulatory authorities of countries outside of the United States before we can commence clinical trials or launch sales of our products in those countries. The approval process varies from country to country and the time may be longer or shorter than that required for FDA clearance or approval. Medical devices are generally subject to varying levels of regulatory control based on risk level of the device.

A clearance or authorization letter from the FDA authorizes commercial marketing of the device for one or more specific indications of use. After clearance or authorization, the Company will be required to comply with a number of post-clearance requirements, including, but not limited to, Medical Device Reporting and complaint handling, and, if applicable, reporting of corrective actions. Also, quality control and manufacturing procedures must continue to conform to the QSR. The FDA periodically inspects manufacturing facilities to assess compliance with QSRs, which impose extensive procedural, substantive, and record keeping requirements on medical device manufacturers.

In addition, changes to the manufacturing process are strictly regulated, and, depending on the change, validation activities may need to be performed. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with the QSR and other types of regulatory controls.

The FDA and the Federal Trade Commission, or FTC, will also regulate the advertising claims of the Company’s products to ensure that the claims it makes are consistent with its regulatory clearances, that there is scientific data to substantiate the claims and that product advertising is neither false nor misleading.

FDA Clearance Process and FDA Validation Clinical Study

Unless an exemption applies, each medical device commercially distributed in the United States requires FDA clearance of a 510(k) premarket notification, granting of a de novo request, or approval of an application for premarket approval, or PMA. Under the FDCA, medical devices are classified into one of three classes — Class I, Class II or Class III — depending on the degree of risk associated with each medical device and the extent of regulatory controls needed to ensure its safety and effectiveness.

Class I includes devices with the lowest risk to the patient and are those for which safety and effectiveness can be assured by adherence to the FDA’s General Controls for medical devices, which include compliance with the applicable portions of the Quality System Regulation, or QSR, facility registration and product listing, reporting of adverse medical events, and truthful and non-misleading labeling, advertising and promotional materials.

Class II devices are subject to the FDA’s General Controls, and special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. These special controls can include performance standards, post-market surveillance, patient registries and FDA guidance documents. While most Class I devices are exempt from the 510(k) premarket notification requirement, manufacturers of most Class II devices are required to submit to the FDA a premarket notification under Section 510(k) of the FDCA requesting permission to commercially distribute the device. The FDA’s permission to commercially distribute a device subject to class II controls is generally described as 510(k) clearance.

Devices deemed by the FDA to pose the greatest risks, such as life sustaining, life supporting or some implantable devices, or devices that have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device, are placed in Class III, requiring approval of a PMA. Some pre-amendment devices are unclassified but are subject to FDA’s premarket notification and clearance process in order to be commercially distributed.

510(k) Clearance Marketing Pathway

To obtain 510(k) clearance, we must submit to the FDA a premarket notification submission demonstrating that the proposed device is “substantially equivalent” to a predicate device already on the market. A predicate device is a legally marketed device that is not subject to PMA, i.e., a device that was legally marketed prior to May 28, 1976 (pre-amendments device) and for which a PMA is not required, a device that has been reclassified from Class III to Class II or I, or a device that was found substantially equivalent through the 510(k) process. The FDA’s 510(k) clearance process usually takes from three to twelve months, but often takes longer. The FDA may require additional information, including clinical data, to make a determination regarding substantial equivalence. In addition, the FDA collects user fees for certain medical device submissions and annual fees for medical device establishments.

If the FDA agrees that the device is substantially equivalent to a predicate device currently on the market, it will grant 510(k) clearance to commercially market the device. If the FDA determines that the device is “not substantially equivalent” to a previously cleared device, the device is automatically designated as a Class III device. The device sponsor must then fulfill more rigorous PMA requirements or can request a risk-based classification determination for the device in accordance with the “De Novo” process, which is a route to market novel medical devices that are low to moderate risk and are not substantially equivalent to a predicate device.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, will require a new 510(k) or possibly a PMA. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with our determination not to seek a new 510(k) clearance, the FDA may retroactively require us to seek 510(k) clearance or possibly a

PMA. The FDA could also require us to cease marketing and distribution and/or recall the modified device until 510(k) clearance or a PMA is obtained. Also, in these circumstances, we may be subject to significant regulatory fines and penalties.

PMA Approval Pathway

Class III devices require approval of a PMA before they can be marketed, although some pre-amendment Class III devices for which the FDA has not yet required a PMA are cleared through the 510(k) process. The PMA process is more demanding than the 510(k) premarket notification process. In a PMA application, the manufacturer must demonstrate that the device is safe and effective, and the PMA application must be supported by extensive data, including data from preclinical studies and human clinical trials. The PMA application must also contain a full description of the device and its components, a full description of the methods, facilities, and controls used for manufacturing, and proposed labeling. Following receipt of a PMA application, the FDA determines whether the application is sufficiently complete to permit a substantive review. If the FDA accepts the application for review, it has 180 days under the FDCA to complete its review of a PMA application, although in practice, the FDA’s review often takes significantly longer, and can take up to several years. An advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. The FDA may or may not accept the panel’s recommendation. In addition, the FDA will generally conduct a pre-approval inspection of the applicant or its third-party manufacturers’ or suppliers’ manufacturing facility or facilities to ensure compliance with the QSR. PMA devices are also subject to the payment of user fees.

The FDA will approve the new device for commercial distribution if it determines that the data and information in the PMA application constitute valid scientific evidence and that there is reasonable assurance that the device is safe and effective for its intended use(s). A PMA may include post-approval conditions intended to ensure the safety and effectiveness of the device, including, among other things, restrictions on labeling, promotion, sale and distribution, and collection of long-term follow-up data from patients in the clinical study that supported the PMA or requirements to conduct additional clinical studies post-approval. The FDA may condition PMA approval on some form of post-market surveillance when deemed necessary to protect the public health or to provide additional safety and efficacy data for the device in a larger population or for a longer period of use. In such cases, the manufacturer might be required to follow certain patient groups for a number of years and to make periodic reports to the FDA on the clinical status of those patients. Failure to comply with the conditions of approval can result in material adverse enforcement action, including withdrawal of the approval.

Certain changes to an approved device, such as changes in manufacturing facilities, methods, or quality control procedures, or changes in the design performance specifications, which affect the safety or effectiveness of the device, require submission of a PMA supplement. PMA supplements often require submission of the same type of information as a PMA, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA and may not require as extensive clinical data or the convening of an advisory panel. Certain other changes to an approved device require the submission of a new PMA, such as when the design change causes a different intended use, mode of operation, and technical basis of operation, or when the design change is so significant that a new generation of the device will be developed, and the data that were submitted with the original PMA are not applicable for the change in demonstrating a reasonable assurance of safety and effectiveness. None of our currently developed products require a PMA to be marketed.

De Novo Classification

Medical device types that the FDA has not previously classified as Class I, II or III are automatically classified into Class III regardless of the level of risk they pose. The Food and Drug Administration Modernization Act of 1997 established a new route to market for low to moderate risk medical devices that are automatically placed into Class III due to the absence of a predicate device, called the “Request for Evaluation of Automatic Class III Designation,” or the De Novo classification procedure.

This procedure allows a manufacturer whose novel device is automatically classified into Class III to request down-classification of its medical device into Class I or Class II on the basis that the device presents low or moderate risk, rather than requiring the submission and approval of a PMA application. Prior to the enactment of the Food and Drug Administration Safety and Innovation Act of 2012, or FDASIA, a medical device could only be eligible for De Novo classification if the manufacturer first submitted a 510(k) pre-market notification and received a determination from the FDA that the device was not substantially equivalent. FDASIA streamlined the De Novo classification pathway by permitting manufacturers to request De Novo classification directly without first submitting a 510(k) pre-market notification to the FDA and receiving a not substantially equivalent determination. Under FDASIA, the FDA is required to classify the device within 120 days following receipt of the De Novo application. If the manufacturer seeks reclassification into Class II, the manufacturer must include a draft proposal for special controls that are necessary to provide a reasonable assurance of the safety and effectiveness of the medical device. In addition, the FDA may reject the reclassification petition if it identifies a legally marketed predicate device that would be appropriate for a 510(k) or determines that the device is not low to moderate risk or that general controls would be inadequate to control the risks and special controls cannot be developed.

After initial authorization, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change or modification in its intended use, will require a new 510(k) clearance or, depending on the modification, another De Novo classification request, or PMA approval. The FDA requires each manufacturer to determine whether the proposed change requires submission of a 510(k) or a PMA in the first instance, but the FDA can review any such decision and disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or request the recall of the modified device until 510(k) marketing clearance or PMA approval is obtained. Also, in these circumstances, the manufacturer may be subject to significant regulatory fines or penalties.

The MyoVista wavECG device along with its proprietary software and hardware is classified as a Class II medical device by the FDA. We previously submitted and intended to seek authorization to market the device through submission under the De Novo pathway, however in December 2023 the FDA confirmed that we could submit the MyoVista wavECG device for clearance under the 510(k) pathway following the grant by the FDA in August 2023 of an industry-first De Novo clearance which created a new Class II product code for cardiovascular machine learning-based notification software. Accordingly, we are now preparing for a 510(k) FDA submission and are aiming for a submission in the first calendar quarter of 2025. To date we have not yet entered into a discussion with the FDA regarding the MyoVista Insights Cloud Platform or Mount Sinai licensed AI-ECG algorithms but are aiming to start that process in the current calendar year. We expect these products to fall under the 510(k) pathway and are aiming for an FDA submission of our MyoVista Insights Cloud Platform and low ejection fraction algorithm in the middle of 2025. Delays in receipt or failure to receive the necessary clearances, or the failure to comply with existing or future regulatory requirements, could reduce our business prospects.

Clinical Trials

Clinical trials are almost always required to support a De Novo request and are sometimes required to support a 510(k) submission. All clinical investigations of investigational devices to determine safety and effectiveness must be conducted in accordance with the FDA’s investigational device exemption, or IDE, regulations which govern investigational device labeling, prohibit promotion of the investigational device, and specify an array of recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. If the device presents a “significant risk” to human health, as defined by the FDA, the FDA requires the device sponsor to submit an IDE application to the FDA, which must become effective prior to commencing human clinical trials. A significant risk device is one that presents a potential for serious risk to the health, safety or welfare of a patient and either is implanted, used in supporting or sustaining human life, substantially important in diagnosing, curing, mitigating or treating disease or otherwise preventing impairment of human health, or otherwise presents a potential for serious risk to a subject. An IDE application must be supported by appropriate data, such as animal and laboratory test results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE will automatically become effective 30 days after receipt by the FDA unless the FDA notifies us that the investigation may not begin. If the FDA determines that there are deficiencies or other concerns with an IDE for which it requires modification, the FDA may permit a clinical trial to proceed under a conditional approval.

In addition, the study must be approved by, and conducted under the oversight of, an Institutional Review Board, or IRB, for each clinical site. The IRB is responsible for the initial and continuing review of the IDE, and may pose additional requirements for the conduct of the study. If an IDE application is approved by the FDA and one or more IRBs, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a non-significant risk to the patient, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more IRBs without separate approval from the FDA, but must still follow abbreviated IDE requirements, such as monitoring the investigation, ensuring that the investigators obtain informed consent, and labeling and record-keeping requirements. Acceptance of an IDE application for review does not guarantee that the FDA will allow the IDE to become effective and, if it does become effective, the FDA may or may not determine that the data derived from the trials support the safety and effectiveness of the device or warrant the continuation of clinical trials. An IDE supplement must be submitted to, and approved by, the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness, study plan or the rights, safety or welfare of human subjects.

During a study, the sponsor is required to comply with the applicable FDA requirements, including, for example, trial monitoring, selecting clinical investigators and providing them with the investigational plan, ensuring IRB review, adverse event reporting, record keeping and prohibitions on the promotion of investigational devices or on making safety or effectiveness claims for them. The clinical investigators in the clinical study are also subject to FDA regulations and must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of the investigational device, and comply with all reporting and recordkeeping requirements. Additionally, after a trial begins, we, the FDA or the IRB could suspend or terminate a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the anticipated benefits.

Post-market Regulation

After a device is cleared or approved for marketing, numerous and pervasive regulatory requirements continue to apply. These include:

•        establishment registration and device listing with the FDA;

•        QSR requirements, which require manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the design and manufacturing process;

•        labeling and marketing regulations, which require that promotion is truthful, not misleading, fairly balanced and provide adequate directions for use and that all claims are substantiated, and also prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling; FDA guidance on off-label dissemination of information and responding to unsolicited requests for information;

•        clearance or approval of product modifications to 510(k)-cleared devices, or those re-classified to 510(k) cleared devices, that could significantly affect safety or effectiveness or that would constitute a major change in intended use of one of our cleared devices, or approval of a supplement for certain modifications to PMA devices;

•        medical device reporting regulations, which require that a manufacturer report to the FDA if a device it markets may have caused or contributed to a death or serious injury, or has malfunctioned and the device or a similar device that it markets would be likely to cause or contribute to a death or serious injury, if the malfunction were to recur;

•        correction, removal and recall reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health;

•        complying with the new federal law and regulations requiring Unique Device Identifiers (UDI) on devices and also requiring the submission of certain information about each device to the FDA’s Global Unique Device Identification Database (GUDID);

•        the FDA’s recall authority, whereby the agency can order device manufacturers to recall from the market a product that is in violation of governing laws and regulations; and

•        post-market surveillance activities and regulations, which apply when deemed by the FDA to be necessary to protect the public health or to provide additional safety and effectiveness data for the device.

The manufacturing processes for medical devices are required to comply with the applicable portions of the QSR, which cover the methods and the facilities and controls for the design, manufacture, testing, production, processes, controls, quality assurance, labeling, packaging, distribution, installation and servicing of finished devices intended for human use. The QSR also requires, among other things, maintenance of a device master file, device history file, and complaint files. These requirements impose certain procedural and documentation requirements upon us and our third-party manufacturers related to the methods used in and the facilities and controls used for designing, manufacturing, packaging, labeling, storing, medical devices. As a manufacturer, we will be subject to periodic scheduled or unscheduled inspections by the FDA. Following these inspections, the FDA may assert noncompliance with QSR requirements on a Form 483, which is a report of observations from an inspection, or by way of “untitled letters” or “warning letters” that could cause us or any third-party manufacturers to modify certain activities. A Form 483 notice, if issued at the conclusion of an FDA inspection, can list conditions the FDA investigators believe may have violated QSR or other FDA requirements. We cannot be certain that we or our present or any future third-party manufacturers or suppliers will be able to comply with QSR or other FDA regulatory requirements to the agency’s satisfaction. Failure to comply with these obligations may lead to possible legal or regulatory enforcement action by the FDA.

The FDA has broad regulatory compliance and enforcement powers. If the FDA determines that we failed to comply with applicable regulatory requirements, it can enforce a variety of compliance or enforcement actions, which may result in any of the following sanctions:

•        warning letters, untitled letters, fines, injunctions, consent decrees and civil penalties;

•        recalls, withdrawals, or administrative detention or seizure of our device;

•        operating restrictions or partial suspension or total shutdown of production;

•        refusing or delaying requests for 510(k) marketing clearance or PMA approvals of new products or modified products;

•        withdrawing 510(k) clearances or PMA approvals that have already been granted;

•        refusal to grant export or import approvals for our device; or

•        criminal prosecution.

Advertising and Promotion

The FDA and other regulatory agencies closely regulate the post-approval marketing and promotion of medical devices, including standards and regulations for direct-to-consumer advertising, communications about unapproved uses, industry-sponsored scientific and educational activities and promotional activities involving the internet. Devices may be marketed only for the approved or cleared indications and in accordance with the provisions of the approved or cleared label.

Foreign Regulation

As we plan to market our device in the EU and other foreign markets, in addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our device in foreign countries. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement also vary greatly from country to country and such regulatory requirements have been changing and increasing in some countries. We may be unable to maintain regulatory qualifications, clearances, approvals or CE Certificates of Conformity in these countries or to obtain clearances or approvals in other countries. We may incur significant costs in attempting to obtain, renew, or modify foreign regulatory clearances or approvals, qualifications or CE Certificates of Conformity. If we experience difficulties in receiving, maintaining, renewing or modifying necessary qualifications, clearances, approvals or CE Certificates of Conformity to market our products outside the United States, or if we fail to receive, renew, modify or maintain those qualifications, clearances, approvals or CE Certificates of Conformity, we may be unable to market our products or enhancements in certain international markets effectively, or at all.

On April 5, 2017, a new regulation on medical devices was adopted to establish a modernized and more robust European Union legislative framework, with the aim of ensuring better protection of public health and patient safety: Regulation (EU) 2017/745 of the European Parliament and of the Council of 5 April 2017 on medical devices, amending Directive 2001/83/EC, Regulation (EC) No 178/2002 and Regulation (EC) No 1223/2009 and repealing Council Directives 90/385/EEC and 93/42/EEC, which became applicable from May 26, 2021, (the “EU MDR”). The EU MDR repeals and replaces the EU Medical Devices Directive and unlike directives, which must be given effect through transposition into the national domestic laws of the Relevant States, regulations are directly applicable (i.e., without the need for transposition into national laws implementing them) in all Relevant States. The EU MDR is also applicable in the EEA. Regulations (as EU law instruments) must be applied in their entirety across the EU so that legal acts are automatically and uniformly applied to all EU countries as soon as they enter into force to minimize variations that may arise in transposition of EU law into national law. These modifications may have an effect on the way we design and manufacture products and conduct our business in the EU and EEA. For example, as a result of the transition towards the new regime, Notified Bodies have lengthened their review times, and product introductions or modifications could be delayed or cancelled or otherwise rejected, which could adversely affect our ability to grow our business.

The Company previously achieved a CE Mark under the EU Medical Devices Directive (the “MDD”) in February 2017. The Medical Device Directive was established on June 14, 1993 but the MDD regulatory framework, has since been replaced by EU MDR. In order to sell in member countries of the EEA, our devices must now comply with the essential requirements of the EU MDR. Our CE Mark issued under the MDD lapsed in February 2022 and we will need to establish compliance under EU MDR. An updated CE mark certificate under EU MDR, which we have not yet obtained, would entitle the Company to market the MyoVista wavECG in the European Economic Area as well as other countries for which CE Mark represents an appropriate regulatory standard.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

We qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens generally applicable to public companies. In particular, as an emerging growth company we:

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”); and

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act. Please see “Risk Factors — We are an ‘emerging growth company,’ and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make the Common Stock less attractive to investors.”

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Common Stock held by non-affiliates (and are not otherwise eligible to be a smaller reporting company), or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Further, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

Certain of the reduced reporting requirements and exemptions available to us as an “emerging growth company” are also available to us due to the fact that we also qualify as a “smaller reporting company” under the SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. We will continue to be a smaller reporting company so long as (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of our second fiscal quarter. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Recent Developments

Going Concern

On July 29, 2024, our independent registered public accounting firm issued an opinion on our audited financial statements, included in our Annual Report on Form 10-K for the year ended April 30, 2024, that contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern because we have experienced recurring losses, negative cash flows from operations, and limited capital resources. These events and conditions raise substantial doubt about our ability to continue as a going concern.

Reverse Stock Split

On May 6, 2024, we filed a Certificate of Amendment to the Amended and Restated Certificate of Formation with the Secretary of the State of Texas to effect a reverse stock split of our outstanding shares of Common Stock, effective at the market open on May 17, 2024 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, equitable adjustments corresponding to the Reverse Stock Split ratio were made to our outstanding warrants and our other convertible instruments and upon the exercise or vesting of all stock options such that every 100 shares of Common Stock that may be issued upon the exercise of our warrants and stock options and conversion of our other convertible instruments held immediately prior to the Reverse Stock Split represent one share of Common Stock that may be issued upon exercise of such warrants and stock options and conversion of the other convertible instruments immediately following the Reverse Stock Split. Correspondingly, the exercise price per share of Common Stock attributable to our warrants and stock options and the conversion price of our other convertible instruments immediately prior to the Reverse Stock Split was proportionately increased by a multiple of 100 following the Reverse Stock Split.

Patents

In May 2024, we were granted a patent from the Indian Patent Office covering MyoVista wavelet technology.

FRV Note Extension

On August 19, 2024, the Company and FRV entered into Amendment No. 6 to the Loan and Security Agreement to further extend the maturity date of the FRV Note to September 30, 2025 and pay the outstanding accrued interest as follows: (i) a payment of all accrued interest outstanding within five (5) business days of execution of the agreement; (ii) a payment of accrued interest on September 30, 2024 and (iii) thereafter all accrued interest due shall be payable at maturity. In August 2024, the Company paid approximately $300,000 in accrued interest to FRV.

Streeterville Note Purchase Agreement and Promissory Note

On September 6, 2024, we entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Streeterville Capital, LLC (“Streeterville”), an accredited investor, pursuant to which Streeterville issued our Company an unsecured promissory note in the amount of $2,510,000 (the “Streeterville Note”), which included an original issue discount of $500,000 and reimbursement of Streeterville’s transaction expenses of $10,000. The Streeterville Note bears interest at a rate of 8.5% per annum and matures 18 months after its issuance date. From time to time, beginning six months after issuance, Streeterville may redeem a portion of the Streeterville Note, not to exceed an amount of $270,000 per month. In the event we have not reduced the outstanding balance under the Streeterville Note by at least $900,000.00 by the 12-month anniversary of following the issuance date, then the outstanding balance at such time will automatically increase by 5%. Subject to the terms and conditions set forth in the Streeterville Note, we may prepay all or any portion of the outstanding balance of the Streeterville Note at any time.

Corporate Information

We are a Texas corporation based in Southlake, Texas and were incorporated in Texas in August 2007. Our principal executive offices are located at 550 Reserve Street, Suite 360, Southlake TX 76092. Our telephone number is 682-237-7781. We are doing business under an assumed name, HeartSciences. Our website address is www.heartsciences.com. The information contained on, or that can be accessed through, our website is not part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Shares of Common Stock offered by us	Up to 1,882,353 shares of Common Stock.
Placement agent warrants

We have agreed to issue to the placement agent or its designees placement agent warrants to purchase up to 75,294 shares of Common Stock, 4.0% of the aggregate number of shares of our Common Stock to be sold in this offering, at an exercise price of $4.68, 110% of the assumed public offering price per share. The placement agent warrants will be exercisable, in whole or in part, commencing on the six-month anniversary of the date of this prospectus and will expire five years from such date.

Common Stock outstanding after this offering

2,796,174 shares of Common Stock (assuming the sale of all shares of Common Stock offered hereby, at an assumed public offering price of $4.25 per share, the closing sale price of our shares of Common Stock on the Nasdaq Capital Market on September 24, 2024).

Use of proceeds

We expect to receive net proceeds from this offering of approximately $6.9  million (assuming the sale of all securities offered hereby, at an assumed public offering price of $4.25 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on September 24, 2024), after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for costs directly related to obtaining FDA clearance for our products, commercially developing the Mount Sinai Licenses, for R&D, working capital and general corporate purposes, including personnel costs, capital expenditures, interest and debt repayments and the costs of operating as a public company. In addition, we may receive proceeds from the exercise of the placement agent warrants, to the extent such placement agent warrants are exercised for cash, but we will not receive any proceeds from any sale of the shares of our Common Stock underlying the placement agent warrants. See “Use of Proceeds” on page 34 of this prospectus.

Lock-up agreements

We have agreed with the placement agent not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any securities or file any registration statement or amendment or supplement thereto, other than this prospectus or filing a registration statement on Form S-8 in connection with any equity incentive plan, for a period from the date of this prospectus until sixty (60) days from the final closing date without the prior written consent of the placement agent. Our officers and directors have agreed with the placement agent not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our securities for a period from the date of this prospectus to six months from the final closing date without the prior written consent of the placement agent. See “Plan of Distribution — Lock-up Agreements.”

Transfer agent, warrant agent and registrar	The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.
Nasdaq symbol and trading	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “HSCS”.

Risk factors

Investment in our shares of our Common Stock involves substantial risks. You should read this prospectus carefully, including the section entitled “Risk Factors” in this prospectus and the financial statements and the related notes to those statements included in this prospectus, before investing in our securities.

Reasonable best efforts

We have agreed to offer and sell the securities offered hereby to the purchasers through the placement agent. The placement agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 62 of this prospectus.

____________

(1)      Shares of Common Stock that will be outstanding after this offering as shown above are based on 913,821 shares of Common Stock outstanding as of September 24, 2024, and excludes the following as of such date:

•        76,558 shares of Common Stock issuable upon conversion of the 380,440 shares of issued and outstanding Series C Preferred Stock;

•        25,615 shares of Common Stock issuable upon the exercise of stock options issued to directors, employees and consultants of the Company, of which 9,121 have vested;

•        185,815 shares of our Common Stock pursuant to our 2023 Equity Incentive Plan (as amended, the “2023 Plan”), that are reserved for future issuance to our employees, directors and consultants, of which 18,815 shares of Common Stock are underlying outstanding awards under the 2023 Plan;

•        10,017 shares of Common Stock issuable upon exercise of the Investor Warrants, the $1M Lender Warrants and the $1.5M Lender Warrants;

•        10,000 shares of Common Stock issuable upon exercise of the warrants issued pursuant to the MSW Note;

•        2,989 shares of Common Stock issuable upon exercise of the Remaining Bridge Warrants;

•        17,250 shares of Common Stock issuable upon exercise of the IPO Warrants, which includes the IPO Warrants issued pursuant to the underwriter’s over-allotment option in the IPO;

•        1,050 shares of Common Stock issuable upon exercise of the IPO Underwriter Warrants;

•        1,500 shares of Common Stock issuable upon exercise of the Remaining Pre-Funded Warrants;

•        16,249 shares of Common Stock issuable upon exercise of the MTS Warrants and MTS Pre-Funded Warrants; and

•        the shares of our Common Stock underlying the placement agent warrants.

This number of shares of our Common Stock also excludes shares issuable pursuant to antidilution provisions of the Series C Preferred Stock set forth in the Certificate of Designations at the time of conversion. Unless otherwise indicated, all information in this prospectus gives effect to the 1-for-100 reverse stock split effectuated on May 17, 2024.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information included in this prospectus as well as the risk factors included in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2024 incorporated by reference into this prospectus, before making a decision to invest in our Securities. Our business, results of operations, financial condition and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of the following risks actually occur, our business, platform, reputation, brand, results of operations, financial condition and prospects could be materially and adversely affected. In such event, the market price of our Securities could decline, and you could lose all or part of your investment.

Risks Related to Our Financial Condition and Capital Requirements

There is substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has issued an opinion on our audited financial statements incorporated by reference into this registration statement that contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern because we have experienced recurring losses, negative cash flows from operations, and limited capital resources. These events and conditions indicate that a material uncertainty exists that may cast significant doubt on our ability to continue as a going concern. The perception that we may not be able to continue as a going concern may have a material adverse effect on our share price and our ability to raise new capital (whether it is through the issuance of equity or debt securities or otherwise), enter into critical contractual relations with third parties and otherwise execute our business objectives. Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

If we are unable to continue as a going concern, we may have to liquidate our assets, and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements.

If we are unable to maintain compliance with all applicable continued listing requirements and standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

Our Common Stock and IPO Warrants are currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

There can be no assurances that we will be able to continue to comply with all applicable Nasdaq listing requirements in the future. We have received notices in the past from Nasdaq regarding our noncompliance with several requirements for continued listing on Nasdaq. We have since regained compliance with the Nasdaq listing standards but can make no assurances that we will remain in compliance with those standards. If we are unable to maintain compliance with these Nasdaq requirements, our Common Stock and IPO Warrants will be delisted from Nasdaq.

In the event that our Common Stock and IPO Warrants are delisted from Nasdaq, due to our failure to continue to comply with any requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in the shares of our Common Stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Common Stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our Common Stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

Risks Related to the Ownership of Our Securities and this Offering

Our Common Stock may trade at a price below the price you paid and may be difficult for you to sell the Common Stock you purchase.

Although our Common Stock is listed on The Nasdaq Stock Market LLC, or Nasdaq, an active trading market for our Common Stock may not be achieved or sustained. It may be difficult for you to sell your Common Stock without depressing the market price for the Common Stock or at all. Consequently, you may not be able to sell your Common Stock at or above the price you paid, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional shares of Common Stock and it also may impair our ability to enter into strategic partnerships or acquire companies, products, or services by using our equity securities as consideration. Prior to the IPO, there was not a public trading market for shares of our Common Stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how active and liquid that market may become. If an active and liquid trading market does not develop or continue, you may have difficulty selling your Common Stock at an attractive price or at all. The initial public offering price per share of Common Stock in the IPO was determined by agreement between us and the representative of the underwriters and may not be indicative of the price at which shares of our Common Stock will trade in the public market in the future. The market price of our Common Stock may decline below the price you paid, and you may not be able to sell your Common Stock at or above the price you paid, or at all.

The market price of our Common Stock has been and may continue to be highly volatile, and you could lose all or part of your investment.

Since our IPO the highest and lowest closing price of our Common Stock has been $340.00 and $2.48, respectively. The market price of our Common Stock is likely to continue to be volatile, which may prevent you from being able to sell your Common Stock at or above the price you paid for your shares. This volatility could be the result of a variety of factors, which include:

•        whether we achieve our anticipated corporate objectives;

•        actual or anticipated fluctuations in our quarterly or annual operating results;

•        changes in our financial or operational estimates or projections;

•        our ability to implement our operational plans;

•        termination of lock-up agreements or other restrictions on the ability of our shareholders to sell shares;

•        changes in the economic performance or market valuations of companies similar to ours;

•        general economic or political conditions in the U.S. or elsewhere; and

•        other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

In addition, the stock market in general, and the stock of publicly-traded medical device companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance, and we have little or no control over these factors.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of the shares of our Common Stock. The failure of our management to use these funds effectively could have a material adverse effect on our business, cause the market price of the shares of our Common Stock to decline and impair the commercialization of our products and/or delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.

This is a best efforts offering, no minimum amount of Securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the Securities being offered in this offering. The placement agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. There is no required minimum number of Securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund for our operations as described in the “Use of Proceeds” section herein. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Although if you purchase our securities being sold in this offering, you will not experience immediate and substantial dilution in the net tangible book value of your shares, we may issue additional equity or convertible debt securities in the future, which may result in dilution to investors.

The price per share of our Common Stock being offered in this offering is lower than the net tangible book value per share of the outstanding shares of our Common Stock prior to this offering. Assuming the sale of all Securities offered hereby, based on an assumed public offering price of $4.25 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on September 24, 2024, for aggregate net proceeds of approximately $6.9 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will not incur immediate dilution in the net tangible book value of their shares. However, to the extent our outstanding preferred stock or convertible notes are converted or our outstanding stock options or warrants (including placement agent warrants) are exercised or we sell and/or issue any additional shares of our Common Stock or equity or debt securities in the future, there will be dilution to new investors.

Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to our Equity Incentive Plan and other equity securities could result in dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital may be needed in the future to continue our planned operations, including conducting clinical trials, commercialization efforts, expanded research and development activities and costs associated with operating a public company. To raise capital, we may sell Common Stock or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our Common Stock. As of September 24, 2024, there were 913,821 shares of our Common Stock outstanding. In addition, as of September 24, 2024 there were 380,440 shares of Series C Preferred Stock outstanding that, as of such date, were convertible into 76,558 shares of Common Stock and options and warrants exercisable for 84,670 shares of our Common Stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they publish negative reports regarding our business or our securities, our share price and trading volume could decline.

The trading market for the Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding the Common Stock, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our Common Stock or trading volume to decline.

We will need additional capital beyond the capital raised in this offering, and the sale of additional shares of the Common Stock or equity or debt securities could result in additional dilution to our shareholders.

Although the net proceeds from this offering are anticipated to be sufficient to achieve FDA clearance, which would allow us to market our products in the United States, there is no assurance that this would be the case and further funding may be required. We will need to raise additional capital to support the sales launch of our products into the U.S., provide working capital and support further R&D. Such additional capital may be raised through a combination of private and public equity offerings, debt financings and collaborations, and strategic and licensing arrangements. To the extent that we raise additional capital through the issuance of our Common Stock, equity and/or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a holder of our Common Stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, without prior approval, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate our product development, sales launch or marketing efforts or grant rights to develop and market product that we would otherwise prefer to develop and market ourselves.

We have identified weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

Prior to the completion of the IPO, we had been a private company with limited accounting personnel to adequately execute our accounting processes and limited supervisory resources with which to address our internal control over financial reporting. While a private company, we had not designed or maintained an effective control environment as required of public companies under the rules and regulations of the SEC. Management and our independent registered public accounting firm, Haskell & White LLP, identified several material weaknesses in our internal control over financial reporting in connection with our preparation and the audits of our financial statements for Fiscal 2024.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financing reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses we and our independent registered public accounting firms identified are listed below:

•        lack of proper approval processes and review of processes and documentation for such reviews;

•        we did not maintain sufficient U.S. GAAP and SEC accounting resources commensurate with those required of a public company; and

•        insufficient number of staff to maintain optimal segregation of duties and levels of oversight.

These material weaknesses resulted in adjustments to our prior year financial statements primarily related to equity accounts, accruals, and inventory and could result in a misstatement of any account balances or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected.

During Fiscal 2024, we have taken and continue to take remedial steps to improve our internal controls over financial reporting, which includes establishing a more robust process related to review of complex accounting transactions, preparation of account reconciliations, and review of journal entries. Our Chief Financial Officer frequently attends continuing education for updates on accounting policies and procedures. We cannot assure you that these measures will significantly improve or remediate the material weaknesses described above. Management is monitoring the effectiveness of these and other processes, procedures and controls and will make any further changes deemed appropriate. Management believes the foregoing actions will effectively remediate the material weaknesses; however, our material weaknesses will not be considered remediated until controls are in place for a period of time, the controls are tested, and management concludes that the controls are properly designed and operating effectively. As a result, the timing of when we will be able to fully remediate the material weaknesses is uncertain. If the steps we take do not remediate the material weaknesses in a timely manner, there could continue to be a reasonable possibility that these control deficiencies or others would result in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis. This, in turn, could jeopardize our ability to comply with our reporting obligations, limit our ability to access the capital markets and adversely impact our stock price.

Our independent registered public accounting firm was not required to perform an evaluation of our internal control over financial reporting as of either April 30, 2024 or April 30, 2023 in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting in the future as required by reporting requirements under Section 404 of the Sarbanes-Oxley Act.

If we are unable to successfully remediate the existing material weaknesses in our internal control over financial reporting, the accuracy and timing of our financial reporting, and our stock price, may be adversely affected and we may be unable to maintain compliance with the applicable stock exchange listing requirements. Implementing any appropriate changes to our internal controls may divert the attention of our officers and employees, entail substantial costs to modify our existing processes and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors’ perceptions that our internal controls are adequate or that we are unable to produce accurate financial statements on a timely basis may harm our stock price and make it more difficult for us to effectively market and sell our services to new and existing customers.

Our Board of Directors is authorized to issue and designate shares of our preferred stock in additional series without shareholder approval.

Our amended and restated certificate of formation (the “Certificate of Formation”) authorizes our Board of Directors, without the approval of our shareholders, to issue shares of our preferred stock, subject to limitations prescribed by applicable law, rules and regulations and the provisions of our Certificate of Formation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences, privileges and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be senior to or on parity with our Common Stock, which may reduce its value.

As of September 24, 2024, our principal shareholders, officers and directors beneficially owned approximately 13.4% of our Common Stock. They will therefore be able to exert significant control over matters submitted to our shareholders for approval.

As of September 24, 2024, our principal shareholders, officers and directors beneficially owned approximately 13.4% of the outstanding shares of our Common Stock. Immediately following the completion of this offering, our principal shareholders, officers and directors will beneficially own approximately 0.7% of the outstanding shares of our Common Stock (assuming the sale of all shares of Common Stock offered hereby, at an assumed public offering price of $4.25 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on September 24, 2024, including shares issuable pursuant to antidilution provisions set forth in the Series C Preferred Stock. This significant concentration of share ownership may adversely affect the trading price for our Common Stock because investors often perceive disadvantages in owning shares in companies with controlling shareholders. As a result, these shareholders, if they acted together, could significantly influence or even unilaterally approve matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders. For more information regarding the beneficial ownership of such principal shareholders, officers and directors, see “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters.”

We have incurred and will continue to incur significant costs as a result of the listing of our securities for trading on Nasdaq. As a public company in the U.S., our management is required to devote substantial time to new compliance initiatives as well as compliance with ongoing U.S. requirements.

Upon the listing of securities on Nasdaq, we became a publicly traded company in the United States and as such, we are incurring significant accounting, legal and other expenses that we did not incur before the IPO. We also are incurring costs associated with corporate governance requirements of the SEC, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. We expect these rules and regulations to continue to increase our legal and financial compliance costs, introduce new costs such as investor relations, stock exchange listing fees and shareholder reporting, and to make some activities more time consuming and costly. The implementation and testing of such processes and systems may require us to hire outside consultants and incur other significant costs. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, and the rules and regulations adopted by the SEC, for so long as they apply to us, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified people to serve on our Board of Directors, any committees of our Board of Directors, or as executive officers.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our Common Stock or IPO Warrants less attractive to investors.

We are an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company,” among other exemptions, we will:

•        not be required to engage an independent registered public accounting firm to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•        not be required to comply with the requirement in Public Company Accounting Oversight Board Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, to communicate critical audit matters in the auditor’s report;

•        be permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including in this prospectus;

•        not be required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation; or

•        not be required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,”“say-on-frequency,” and “say-on-golden parachutes.”

In addition, the JOBS Act also permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies, meaning that we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period and, as a result, our financial statements may not be comparable with similarly situated public companies.

We will remain an “emerging growth company” until the earliest to occur of (1) our reporting of $1.235 billion or more in annual gross revenue; (2) our becoming a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (3) our issuance, in any three-year period, of more than $1.0 billion in non-convertible debt; and (4) the last day of our fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement.

We cannot predict if investors may find our Common Stock or IPO Warrants less attractive if we rely on the exemptions and relief granted by the JOBS Act. For example, if we do not adopt a new or revised accounting standard, our future results of operations may not be as comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our Common Stock or IPO Warrants less attractive as a result, there may be a less active trading market for our Common Stock or IPO Warrants and our stock price may decline and/or become more volatile.

Anti-takeover provisions could make a third-party acquisition of us difficult.

Our Certificate of Formation and amended and restated bylaws (“Bylaws”) eliminate the ability of shareholders to take action by less than unanimous written consent. This provision could make it more difficult for a third party to acquire us without the approval of our board. In addition, the Texas Business Organizations Code, or the TBOC, also contains certain provisions that could make an acquisition by a third-party more difficult.

Provisions of the IPO Warrants, the Remaining Bridge Warrants and our Series C Preferred Stock could discourage an acquisition of us by a third party.

In addition to the provisions of our Certificate of Formation and Bylaws, certain provisions of the IPO Warrants, the Remaining Bridge Warrants and the Series C Preferred Stock could make it more difficult or expensive for a third party to acquire us. The terms of the IPO Warrants, the Remaining Bridge Warrants and the Series C Preferred Stock prohibit us from engaging in certain transactions constituting “fundamental transactions” or a “Deemed Liquidation Event”, unless, among other things, the surviving entity assumes our obligations under the IPO Warrants, the Remaining Bridge Warrants or the Series C Preferred Stock. These and other provisions of the IPO Warrants, the Remaining Bridge Warrants or the Series C Preferred Stock could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to shareholders.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our shares Common Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our shares of Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares of Common Stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our shares of Common Stock is less than $5.00, our shares of Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our shares of Common Stock, and therefore shareholders may have difficulty selling their shares of Common Stock.

We have never paid cash dividends on our Common Stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have neither declared nor paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. Therefore, you should not rely on an investment in Common Stock as a source for any future dividend income. Our Board of Directors has complete discretion as to when or whether to distribute dividends. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors.

Risks Related to Our License Agreements with Mount Sinai

We are highly dependent on the Licenses, the termination of which may prevent us from commercializing our products, and which imposes significant obligations on us.

We are highly dependent on the intellectual property licensed from Mount Sinai, pursuant to which we aim to incorporate the licensed technology for use and development in our MyoVista products. Other products or services we may develop also may rely on the same technology. In the event that we fail to use no less than commercially reasonable efforts to develop and commercialize the licensed products in their respective field of use as soon as reasonably practicable, and we do not cure such breach within the applicable time period, Mount Sinai could terminate the Licenses. Any termination of the Licenses resulting in the loss of the licensed rights would prevent us from marketing and selling our anticipated MyoVista products and any other products or services we may develop based on such underlying licensed technology. Any termination of the exclusivity of the license, in those cases where applicable, could damage our competitive position within the marketplace.

Furthermore, the License Agreements impose significant obligations on us. We will be required to pay Mount Sinai royalties in low-single digit percentages of annual net sales of licensed products sold by the Company and a share of any sublicense revenue received by the Company from sublicensees of the licensed products as well as achieve the milestones prescribed by the License Agreements and Securities Purchase Agreement.

Our future financial performance will depend in part on the successful integration, improvement and software updates from the Mount Sinai algorithms.

Our future financial performance will depend in part on our ability to influence, anticipate, identify and respond to changing consumer preferences and needs and the technologies relating to the care and treatment of heart disease. We can provide no assurances that the Mount Sinai algorithms and products will be successfully integrated, achieve significant commercial success and gain meaningful market share. We may not correctly anticipate or identify trends in consumer preferences or needs or may identify them later than competitors do. In addition, difficulties in manufacturing or in obtaining regulatory approvals due to integrating the Mount Sinai algorithms or providing a cloud-based environment to host the algorithms may delay or prohibit our algorithm-based product offerings from completing the development process. Further, we may not be able to develop improvements and software updates to our “EKG” product at a cost that allows us to meet our goals for profitability. Service costs relating to our product may be greater than anticipated and we may be required to devote significant resources to address any quality issues associated with our product.

Failure to successfully introduce, improve or update our products on a cost-effective basis, or delays in customer decisions related to the evaluation of our products could cause us to lose market acceptance and could materially adversely affect our business, financial condition and results of operations.

Our future success depends on our ability to develop, receive regulatory clearance or approval for, and introduce the algorithms underlying the Mount Sinai Licenses to the market in a timely manner. If we do not obtain and maintain the regulatory registrations and clearances for the algorithms, we will be unable to market and sell our products utilizing the Licenses in the United States, Europe or other regions.

In the United States, before we can market a new medical device, or a new use of, new claim for or significant modification to, an existing product, we must first receive either approval of a Premarket Approval Application, or PMA, clearance under Section 510(k), or be granted a De Novo classification, in accordance with the Federal Food, Drug, and Cosmetic Act, or the FDCA. For additional information on the PMA or the De Novo classification processes, see “Business — FDA and Other Government Regulation.”

The FDA can delay, limit or deny clearance or approval of a medical device for many reasons, including:

•        we may not be able to demonstrate to the FDA’s satisfaction that the algorithms underlying the Mount Sinai Licenses are safe and effective for its intended use;

•        the data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required; and

•        the manufacturing process or facilities we use or contract to use may not meet applicable requirements.

Sales of our device outside of the United States and the EEA are also subject to foreign regulatory requirements that vary widely from country to country. Approval procedures vary among countries and can involve additional testing. Complying with foreign regulatory requirements, including obtaining registrations, clearances or approvals, can be expensive and time-consuming, and we may not receive regulatory clearances or approvals in each country in which we plan to market our device, or we may be unable to do so on a timely basis. If we modify our device, we may need to apply for additional regulatory clearances or approvals before we are permitted to sell the modified device. In addition, we may not continue to meet the quality and safety standards required to maintain the authorizations that we have received. If we are unable to maintain our authorizations in a particular country, we will no longer be able to sell the applicable device in that country.

Regulatory clearance or approval by the FDA does not ensure registration, clearance or approval by regulatory authorities in other countries, and registration, clearance or approval by one or more foreign regulatory authorities does not ensure registration, clearance or approval by regulatory authorities in other foreign countries or by the FDA. However, a failure or delay in obtaining registration or regulatory clearance or approval in one country may have a negative effect on the regulatory process in others.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Securities offered in this offering will be approximately $6.9 million (assuming the sale of all Securities offered hereby, based on an assumed public offering price of $4.25 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on September 24, 2024, and after deducting placement agent fees and estimated offering expenses payable by us). However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. In addition, we may receive proceeds from the exercise of the placement agent warrants, to the extent such placement agent warrants are exercised for cash, but we will not receive any proceeds from any sale of the shares of our Common Stock underlying the placement agent warrants.

As of the date of this prospectus, we cannot predict with certainty all the uses for the net proceeds to be received upon the completion of this offering. We intend to use the net proceeds from this offering for costs directly related to obtaining FDA clearance for our MyoVista products and our AI-ECG algorithms, for R&D, working capital and general corporate purposes, including personnel costs, capital expenditures, interest and debt repayments and the costs of operating as a public company.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, our development efforts and the overall economic environment.

Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed. We believe that the funds raised in this offering will be sufficient to finance the purposes described above, and we do not think that material amounts of other funds will be necessary to finance such purposes.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

Each $0.05 increase (decrease) in the assumed offering price of $4.25 per share of Common Stock (the closing sale price of our Common Stock on the Nasdaq Capital Market on September 24, 2024), would increase (decrease) the net proceeds to us from this offering by approximately $87,000, assuming the number of shares of Common Stock offered by us, as set forth on the cover of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of shares of Common Stock that we are offering. An increase (decrease) of 10,000 shares of Common Stock offered by us would increase (decrease) the net proceeds to us from this offering by approximately $39,000 (assuming the sale of shares of Common Stock at an assumed public offering price of $4.25 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on September 24, 2024), after deducting placement agent fees and estimated offering expenses payable by us.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to fund the development and expansion of our business, and therefore we do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our Board of Directors.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of July 31, 2024:

•        on an actual basis;

•        on a pro forma basis to give effect to: (i) the issuance of an aggregate of 7,405 shares of Common Stock pursuant to the Lincoln Park Purchase Agreement in August and September 2024; and (ii) the issuance of the $2.5 million Streeterville Note in September 2024;

•        on a pro forma as adjusted basis to give effect to the issuance and sale of 1,882,353 shares of Common Stock at an assumed public offering price of $4.25 per share (the closing sale price of our Common Stock on the Nasdaq on September 24, 2024), and after deducting placement agent fees and estimated offering expenses payable by us.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes for the fiscal year ended April 30, 2024 which are included in the registration statement of which this prospectus forms a part.

	As of July 31, 2024
	Actual	Pro Forma	Pro Forma as Adjusted
	(Audited)	(Unaudited)	(Unaudited)
	(U.S. dollars in thousands)
Cash and cash equivalents	$4,340	$6,217	$13,082
Indebtedness:
Loan and Security Agreement	500	500	500
Streeterville Note	—	2,510	2,510
Total indebtedness:	500	3,010	3,010
Shareholders’ (deficit) equity:
Series A convertible preferred stock, $0.001 par value, 10,000 shares designated, none issued	—	—	—
Series B convertible preferred stock, $0.001 par value, 10,000 shares designated, none issued	—	—	—
Series C convertible preferred stock, $0.001 par value, 600,000 shares designated, 380,440 issued actual, pro forma and pro forma as adjusted	—	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 906,416 issued actual; 913,821 shares issued and outstanding, pro forma; and 2,796,174 shares issued and outstanding pro forma as adjusted	1	1	3
Additional paid-in-capital	75,347	77,224	84,087
Accumulated deficit	(69,414)	(69,414)	(69,414)
Total shareholders’ equity	5,934	7,811	14,676
Total capitalization	$6,434	$10,821	$17,686

The number of shares of Common Stock reflected in the discussion and table above is based on 906,416 shares of Common Stock issued and outstanding as of July 31, 2024 (on an actual basis) and assumes no exercise of any placement agent warrants issued pursuant to this offering. The table above excludes the following as of July 31, 2024:

•        76,027 shares of Common Stock issuable upon conversion of the Series C Preferred Stock. See “Description of Our Securities — Preferred Stock” for additional information;

•        25,615 shares of Common Stock issuable upon the exercise of stock options issued to directors, employees and consultants of the Company, of which 9,121 have vested;

•        185,815 shares of Common Stock pursuant to our 2023 Plan that are reserved for future issuance to employees, directors and consultants, of which 18,815 shares of our Common Stock are underlying outstanding awards under the 2023 Plan;

•        10,017 shares of Common Stock issuable upon exercise of the Investor Warrants, the $1M Lender Warrants and the $1.5M Lender Warrants;

•        2,989 shares of Common Stock issuable upon the exercise of the Remaining Bridge Warrants;

•        10,000 shares of Common Stock issuable upon exercise of the warrants issued pursuant to the MSW Note;

•        17,250 shares of Common Stock issuable upon exercise of the IPO Warrants, which includes the IPO Warrants issued pursuant to the underwriter’s over-allotment option in the IPO;

•        1,050 shares of Common Stock issuable upon exercise of the IPO Underwriter Warrants;

•        16,249 shares of Common Stock issuable upon exercise of the MTS Warrants and MTS Pre-Funded Warrants;

•        1,500 shares of Common Stock issuable upon exercise of the Remaining Pre-Funded Warrants on a pro forma basis; and

•        the shares of our Common Stock issuable pursuant to the exercise of any placement agent warrants issued pursuant to this offering.

This number of shares of our Common Stock also excludes shares issuable pursuant to antidilution provisions set forth in the Series C Preferred Stock at the time of conversion.

A $0.05 increase (decrease) in the assumed public offering price of $4.25 per share (the closing sale price of our Common Stock on the Nasdaq Capital Market on September 24, 2024), would increase (decrease) cash and cash equivalents, additional paid in capital, and total stockholders’ equity on a pro forma as adjusted basis, by approximately $87,000, after deducting placement agent fees and estimated offering expenses payable by us, and assuming the number of shares of Common Stock to be offered in this offering as set forth on the cover page of this prospectus remains the same.

An increase (decrease) of 10,000 shares of Common Stock offered by us, assuming the assumed public offering price of $4.25 per share of our Common Stock (the closing sale price of our Common Stock on the Nasdaq Capital Market on September 24, 2024) remains the same, would increase (decrease) cash and cash equivalents, additional paid in capital, and total stockholders’ equity on a pro forma basis, by approximately $39,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock and Series C Preferred Stock as of September 24, 2024 by:

•        each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding Common Stock or Series C Preferred Stock;

•        each of our directors and executive officers; and

•        all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the shares of capital stock indicated. Shares of capital stock that are issuable upon (i) the conversion of Series C Preferred Stock or (ii) exercise of options or warrants exercisable within 60 days after September 24, 2024, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such Series C Preferred Stock, options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

We are not controlled by another corporation, by any foreign government or by any natural or legal persons except as set forth herein, and there are no arrangements known to us which would result in a change in control of our Company at a subsequent date. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is c/o Heart Test Laboratories, Inc., 550 Reserve Street, Suite 360, Southlake, Texas 76092.

With respect to the calculations set forth in the table below, the percentages of beneficial ownership prior to this offering are based on 913,821 shares of our Common Stock and 380,440 shares of Series C Preferred Stock outstanding as of September 24, 2024. The percentage of beneficial ownership in the table below is based on 2,796,174 shares of our Common Stock assumed to be outstanding after the closing of this offering, after giving effect to the sale of all 1,882,353 shares of Common Stock offered pursuant to this prospectus (based on an assumed public offering price of $4.25 per share, the closing sale price of our Common Stock on the Nasdaq Capital Market on September 24, 2024), assuming the number of shares of Common Stock offered by us, as set forth on the cover of this prospectus, remains the same, no exercise of any placement agent warrants, and excludes exercise of all unvested options. The calculations set forth in the table below include shares issuable pursuant to antidilution provisions set forth in the Series C Preferred Stock, which would be triggered as a result of this offering. See “— Antidilution Provisions” discussed elsewhere in this prospectus.

	Beneficial Ownership
	Number of Shares(1)			Percentages(2)
Name of Beneficial Owner	Common Stock Prior to Offering	Common Stock After Offering	Series C Preferred Stock	Common Stock Prior to Offering	Common Stock After Offering	Series C Preferred Stock	Combined Voting Power Prior to Offering(3)	Combined Voting Power After Offering(3)
Holder of 5% or more of each class of our securities:
Front Range Ventures, LLC(4)	30,913	78,516	148,213	3.3%	2.7%	39.0%	3.0%	2.6%
John H. Matthews(5)	52,419	52,419	—	5.7%	1.9%	—	5.2%	1.7%
Mount Sinai(6)	64,798	64,798	—	7.0%	2.3%	—	6.4%	2.2%

	Beneficial Ownership
	Number of Shares(1)			Percentages(2)
Name of Beneficial Owner	Common Stock Prior to Offering	Common Stock After Offering	Series C Preferred Stock	Common Stock Prior to Offering	Common Stock After Offering	Series C Preferred Stock	Combined Voting Power Prior to Offering(3)	Combined Voting Power After Offering(3)
Directors and executive officers:
Andrew Simpson, President, CEO and Chairman(7)	7,637	9,602	6,117	*	*	*	*	*
Mark Hilz, COO & Secretary(8)	6,899	7,567	2,080	*	*	*	*	*
Danielle Watson, CFO & Treasurer(9)	336	336	—	*	*	*	*	*
Bruce Bent, Director(10)	536	536	—	*	*	*	*	*
Brian Szymczak, Director(11)	855	983	400	*	*	*	*	*
David R. Wells, Director(12)	500	500	—	—	*	*	*	*
All directors and executive officers as a group (6 persons):	16,763	19,524	8,597	1.8%	*	2.3%	1.7%	*

____________

*        Less than 1%.

(1)      For each person named in the table, the total number of shares of capital stock beneficially owned by such person to the best knowledge of the Company, is listed opposite of such person’s name.

(2)      For each person named in the table, the shares of capital stock indicated opposite of such person’s name represents the percentage of the total number of the shares of capital stock beneficially owned by such person as a percentage of the shares of our outstanding capital stock indicated as a class.

(3)      For each person named in the table, the voting percentage indicated opposite of such person’s name under the column “Combined Voting Power” represents the combined voting percentage of all shares of our Common Stock and all of our Series C Preferred Stock, on an as converted basis, owned by such person.

(4)      FRV’s sole member is the L. Lee Stryker Irrevocable Trust U/A/D 09/10/1974. Bohemian Asset Management, Inc. has voting and dispositive power with respect to the shares of our Common Stock on behalf of the L. Lee Stryker Irrevocable Trust U/A/D 09/10/1974. Includes (i) 29,837 shares of our Common Stock prior to the Offering and 77,440 shares of our Common Stock after the Offering issuable upon conversion of 148,213 shares of our Series C Preferred Stock; and (ii) 1,076 shares of our Common Stock issuable upon exercise of $1M Lender Warrants.

(5)      All of the shares are owned by either Matthews Holdings Southwest, Inc. or Mr. Matthews (“MSW”). Mr. Matthews, as sole controlling shareholder of Matthews Holdings Southwest, Inc., has sole voting and dispositive power over all such shares. Includes (i) 16 shares of our Common Stock issuable upon exercise of $1.5M Lender Warrants; (ii) 10,000 shares of our Common Stock issuable in aggregate upon exercise of MSW Warrants, (iii) 1,177 shares of our Common Stock issuable upon exercise of IPO Warrants and (iv) 1,500 shares of our Common Stock issuable upon the exercise of Pre-Funded Bridge Warrants.

(6)      All of the shares are owned by Mount Sinai and its Board of Directors has sole voting and dispositive power over all such shares. Includes (i) 9,142 shares of Common Stock issuable upon exercise of the MTS Warrants and (ii) 7,107 shares of our Common Stock issuable upon the exercise of the MTS Pre-Funded Warrants.

(7)      Common Stock includes (i) 1,231 shares of our Common Stock prior to the Offering and 3,196 shares of our Common Stock after the Offering issuable upon conversion of 6,117 shares of our Series C Preferred Stock; (ii) 1 share of our Common Stock issuable upon exercise of $1.5M Lender Warrants; and (iii) options to purchase 2,023 shares of our Common Stock, which were issued as compensation for services rendered to the Company as its Chairman of the Board of Directors.

(8)      Common Stock includes (i) 418 shares of our Common Stock prior to the Offering and 1,086 shares of our Common Stock after the Offering issuable upon conversion of 2,080 shares of our Series C Preferred Stock; (ii) 1 share of our Common Stock issuable upon exercise of $1.5M Lender Warrants; and (iii) options to purchase 2,023 shares of our Common Stock issued as compensation for services as an officer of the Company.

(9)      Includes options to purchase 336 shares of our Common Stock issued as compensation for services as an officer of the Company.

(10)    Includes (i) 17 shares of our Common Stock held by Mr. Bent’s spouse and (ii) 519 shares of our Common Stock issuable upon exercise of options issued as compensation for services rendered to the Company.

(11)    Common Stock includes (i) 80 shares of our Common Stock prior to the Offering and 208 shares of our Common Stock after the Offering issuable upon conversion of 400 shares of our Series C Preferred Stock held jointly with Mr. Szymczak’s spouse; (ii) 1 share of our Common Stock issuable upon exercise of $1.5M Lender Warrants; and (iii) 713 shares of our Common Stock issuable upon exercise of options issued as compensation for services rendered to the Company.

(12)    Includes 500 shares of our Common Stock issuable upon exercise of options issued as compensation for services rendered to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions or series of transactions since the beginning of Fiscal 2022 through the date hereof to which we were or will be a party, in which:

•        The amount involved in the transaction exceeds, or will exceed, the lesser of $120,000 or one percent of the average of our total assets for the last two completed fiscal years; and

•        in which any of our executive officers, directors or holders of five percent or more of any class of our capital stock, including their immediate family members or affiliated entities, had or will have a direct or indirect material interest.

For additional information regarding compensation arrangements for our named executive officers and directors, see “Executive Compensation.”

Related Party Transactions

$130K Note

On August 12, 2019, we entered into an unsecured drawdown convertible promissory note (the “$130K Note”), with Front Range Ventures, LLC (“FRV”), for an aggregate amount not to exceed $130,000. FRV is a beneficial owner of more than five percent (5%) of the combined voting power of our outstanding capital stock and is entitled to appoint a member of our Board of Directors. On April 28, 2023, the $130K Note converted into 5,200 shares of Series C Preferred Stock pursuant to a notice of conversion to FRV.

$1.5M Notes

In December 2020, we issued a series of secured convertible promissory notes (the “$1.5M Notes”) in the amount of $1.5 million as set forth below. The notes had an original maturity of July 31, 2022 and were subsequently amended on November 2, 2021, extending maturity to October 31, 2022.

In November 2021, in consideration for the extension of the maturity date of the $1.5M Notes from July 31, 2022 to October 31, 2022, we issued warrants (the “$1.5M Lender Warrants”), to purchase an aggregate of 71 shares of our Common Stock.

The entire amount of the $1.5M Notes converted upon the IPO in June 2022 into 9,091 shares of Common Stock at a conversion price of $165.00. In accordance with their terms, no interest was payable as the notes converted prior to maturity.

The following table summarizes purchases of the $1.5M Notes by related parties of our Company and the number of shares of our Common Stock issuable upon exercise of $1.5M Lender Warrants issued to related parties of our Company in consideration of the extension of the maturity of the $1.5M Notes:

Related Party	Principal Amount of $1.5M Notes	Shares of Common Stock Issued upon Conversion of $1.5M Notes(2)	$1.5M Lender Warrants
John H. Matthews(1)	$515,500	3,125	17
Brian Szymczak	$10,000	61	1
Andrew Simpson	$10,000	61	1
Mark Hilz	$10,000	61	1

____________

(1)      Represents the principal amount of $1.5M Notes held by Matthews Holdings Southwest, Inc.

(2)      All $1.5M Notes converted into shares of Common Stock upon consummation of the IPO in June 2022.

$1M Loan and Security Agreement

In April 2020, we entered into a loan and security agreement (the “$1M Loan and Security Agreement”) pursuant to which a secured promissory note in the original principal amount of $500,000 was issued to each of FRV (the “FRV Note”) and John Q. Adams (the “JQA Note”), who were both shareholders of our Company at the time of issuance. John Q. Adams was also a Director of our Company at the time of entering into the $1M Loan and Security Agreement. Each party committed to lend a principal amount of $500,000, totaling $1,000,000, and the loan was drawn in three installments of $300,000 upon execution of the loan agreement, $350,000 on or about July 2, 2020 and $350,000 on or about September 4, 2020. The loan accrued interest at a rate of 12% per annum, compounded annually, payable at maturity. We are also required to pay default interest at a rate of 18% per annum, compounded annually, on any unpaid amounts after the applicable due date until the loan amounts are fully re-paid. The loan is collateralized by substantially all of our assets and intellectual property, except for the secured interest on the covered technology as discussed in Note 8 Annual Report on Form 10-K for the year ended April 30, 2024.

The loan had an original maturity date of September 30, 2021, which was amended in September 2021 making the note repayable on demand. The loan was amended in November 2021, extending the maturity to September 30, 2022; further amended in May 2022 to extend the maturity to September 30, 2023; amended again in January 2023 to (i) further extend the maturity date of the FRV Note to September 30, 2024, on which date the principal amount and all accrued interest thereon would be due and payable; and (ii) amend the dates on which principal and accrued interest was due under the JQA Note, such that interest accrued since June 28, 2022 would be due and payable on September 30, 2023, and the principal amount together with all accrued interest after September 30, 2023 would be due and payable on March 31, 2024.

In connection with the amendment in May 2022, we agreed to pay Mr. Adams all accrued but unpaid interest on his note prior to September 30, 2022.

In October 2023, we issued to FRV and Mr. Adams warrants (“$1M Lender Warrants”) to purchase an aggregate of 2,000 shares of Common Stock as consideration for the extension of the interest maturity date to one lender.

On November 16, 2023, we entered into a note conversion letter agreement with John Q. Adams (the “Adams Note Conversion Letter Agreement”). Pursuant to the Adams Note Conversion Letter Agreement, in consideration for the conversion of the principal and interest in the amounts of $585,006 due under the JQA Note, on November 16, 2023, we: (1) issued 36,563 shares of Common Stock to Mr. Adams; and (2) entered into a Warrant Amendment Agreement with Mr. Adams, amending the $1M Lender Warrants owned by Mr. Adams to reduce the exercise price of an aggregate of 1,076 $1M Lender Warrants to $16.00 per share (the “Adams Warrant Amendment”).

On August 19, 2024, we entered into Amendment No. 6 to the Loan and Security Agreement to further extend the maturity date of the FRV Note to September 30, 2025 (the “Maturity Date”) and pay the outstanding accrued interest as follows: (i) a payment of all accrued interest outstanding within five (5) business days of execution of the agreement; (ii) a payment of accrued interest on September 30, 2024 and (iii) thereafter all accrued interest due shall be payable on the Maturity Date. In August 2024, we paid approximately $300,000 in accrued interest to FRV. In addition, the Company may elect to repay all or any part of the Amended Note in its sole discretion at any time prior to the Maturity Date, provided such repayment shall not be less than $50,000 and shall first be applied to accrued interest and thereafter to the outstanding principal amount.

2021 Bridge Financing

In connection with the sale of our Senior Subordinated Convertible Loan Notes (the “Bridge Notes”) and associated warrants (the “Bridge Warrants”) in December 2021 (the “2021 Bridge Financing”), the related parties listed below purchased Bridge Notes and received Bridge Warrants. All such purchases were made on the same basis as the purchases made by unrelated purchasers.

The following table sets forth the names of such related parties and amount of the Bridge Notes and Bridge Warrants purchased:

Related Party	Principal Amount of Bridge Notes	Shares of Common Stock Issued upon Conversion of Bridge Notes(2)	Warrants to Purchase the Following Number of Shares
John H. Matthews(1)	$555,556	1,977	1,977

____________

(1)      Includes Bridge Notes and Bridge Warrants held by Matthews Holdings Southwest, Inc.

(2)      The principal amount of all Bridge Notes and accrued interest thereunder converted into shares of our Common Stock upon consummation of the IPO in June 2022.

In February 2023, the Bridge Warrants above were exercised and the Company issued 477 shares of Common Stock and 1,500 Pre-Funded Warrants to Matthews Holdings Southwest, Inc. at an exercise price of $100.00 per share. The Pre-Funded Bridge Warrants have an exercise price of $0.01 per share.

Registration Rights Agreement

In connection with the 2021 Bridge Financing, we entered into a registration rights agreement with the purchasers of the Bridge Notes pursuant to which we agreed to file a resale registration statement, no later than September 12, 2022, with respect to the shares of our Common Stock issuable upon conversion of the Bridge Notes, exercise of the Bridge Warrants or resulting from anti-dilution provisions in the Bridge Notes, the Bridge Warrants and the pre-funded warrants or any securities issued or the issuable upon any stock split, dividend or other distribution, recapitalization or similar event, collectively referred to as the Registrable Securities. Such registration statement was filed with the SEC on September 12, 2022 and declared effective by the SEC on October 7, 2022.

MSW Note

On September 6, 2023, we entered into the MSW Note with Matthews Holdings Southwest, Inc., (the “Lender”), a related party as a beneficial owner of more than 5% of the combined voting power of our outstanding capital stock. The MSW Note provided for an unsecured drawdown loan of up to $1.0 million, drawn in installments consisting of (i) $250,000 on or prior to September 8, 2023, (ii) $250,000 on or prior to September 20, 2023, and (iii) further drawdowns of up to $500,000 in such amounts and such times to be mutually agreed upon between us and Lender.

In September 2023, we drew $0.5 million under the MSW Note and issued warrants in lieu of a facility fee to purchase 5,000 shares of Common Stock exercisable at $100.00 per share, warrants to purchase 2,500 shares of Common Stock exercisable at $125.00 per share, and warrants to purchase 2,500 shares of Common Stock exercisable at $150.00 per share.

On November 16, 2023, we entered into a note conversion letter agreement with the Lender (the “MSW Note Conversion Letter Agreement”). Pursuant to the MSW Note Conversion Letter Agreement, in consideration for the conversion of the aggregate amount of $500,000 due under the MSW Note, on November 16, 2023, we (i) issued to the Lender 31,250 shares of Common Stock at a conversion price of $16.00 per share; and (ii) entered into a Warrant Amendment Agreement with the Lender, amending the warrants to reduce the exercise price of an aggregate of 10,000 warrants to $16.00 per share (the “MSW Warrant Amendment”). See further discussion in Note 5. In accordance with the terms, no interest was payable as the note converted prior to maturity.

Agreements with Mount Sinai

On September 20, 2023, we entered into multiple definitive license agreements (each a “License Agreement” and collectively, the “License Agreements”) with Mount Sinai to commercialize a range of AI cardiovascular algorithms developed by Mount Sinai as well as a memorandum of understanding for ongoing cooperation encompassing de-identified data access, on-going research, and the evaluation of the MyoVista. The License Agreements, of which there are eleven in total, cover rights to thirteen AI cardiovascular algorithms, two data science methods for use with ECG waveforms and three filed patents.

The closing of the transactions contemplated under the securities purchase agreement (the “MTS Transaction”), dated as of September 20, 2023 (the “Securities Purchase Agreement”), by and between our Company and Mount Sinai, and the effectiveness of the licenses under the License Agreements, were subject to the satisfaction or waiver of certain closing conditions.

On November 16, 2023, and pursuant to the Securities Purchase Agreement, we issued to Mount Sinai the following:

•        48,549 shares of Common Stock (the “Consideration Shares”);

•        pre-funded warrants to purchase up to 7,107 shares of Common Stock, with an exercise price per share of $0.001, which warrants were issued in lieu of shares of Common Stock issuable to Mount Sinai to ensure that the number of shares of Common Stock held by Mount Sinai does not exceed the Beneficial Ownership Limitation (the “MTS Pre-Funded Warrants”); and

•        Common stock warrants to purchase up to 9,142 shares of Common Stock, having an exercise price per share equal to $50.60, (the “MTS Warrants” and collectively with the Consideration Shares and the MTS Pre-Funded Warrants, the “MTS Securities”).

On December 1, 2023, we satisfied all material closing conditions of the Securities Purchase Agreement and the MTS Warrants thereafter became fully exercisable by Mount Sinai. Registration rights related to the MTS Securities provide that on or prior to the date of one hundred and fifty days (150) days after the closing date, we shall prepare and file with the SEC a Registration Statement on Form S-1 (or such other form as applicable) covering the resale under the Securities Act of the MTS Securities issued to Mount Sinai, subject to any limitations imposed by the Nasdaq Rules. On March 5, 2024, we filed with the SEC a Registration Statement on Form S-1 registering the resale of the MTS Securities issued to Mount Sinai and the Registration Statement on Form S-1 was declared effective on March 13, 2024.

Short-Term $500K Unsecured Note

On August 12, 2021, we issued a note, for the amount of $500,000 to the Lender, a beneficial owner owning more than 5% of our Common Stock. The maturity date of the note, as amended, was November 30, 2021. This note has been repaid and there are no further obligations owed by our Company. In connection with the issuance of this note, we also issued 101 shares of Common Stock to the Lender.

Kyngstone Agreement

Andrew Simpson, the Chairman and CEO of our Company, is the sole and controlling shareholder of Kyngstone Limited, a company incorporated in the United Kingdom (“Kyngstone”). Kyngstone provided advisory services to our Company pursuant to an Agreement dated June 25, 2013 between our Company and Kyngstone. During Fiscal 2022, we incurred $87,500 in fees to Kyngstone. No fees were incurred during Fiscal 2023 or Fiscal 2024.

Agreements with Front Range Ventures

Pursuant to the FRV Side Letter, FRV has the right to designate a director of our Company, which right has not been exercised as of the date of this prospectus.

Policy Related to Related Party Transactions

Our Board of Directors has adopted a formal, written related party transactions policy setting forth our policies and procedures for the review, approval, or ratification of “related party transactions.” For these purposes, a “related party” is (i) any person who is or was an executive officer, director, or director nominee of our Company at any time since the beginning of our last fiscal year, (ii) a person who is or was an immediate family member of an executive officer, director, director nominee at any time since the beginning of our last fiscal year, (iii) any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of our voting securities, (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member of a shareholder owning more than 5% of any class of our voting securities or (v) any entity that, at the time of the occurrence or existence of the transaction, is a an entity in which a director of our Company is a partner, shareholder or executive officer or otherwise over which such director has influence or control. This policy applies to any transaction between us and a related party other than the following:

•        Transactions available to all employees generally; and

•        Transactions, which when aggregated with the amount of all similar transactions, involve less than $5,000.

Any related party transaction subject to this policy may only be consummated or may continue only if the Audit Committee approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the transaction is approved by the disinterested members of the Board of Directors. In addition, if the transaction involves compensation, the compensation must have been approved by the Compensation Committee.

Our Audit Committee will analyze the following factors, in addition to any other factors the members of the Audit Committee deem appropriate, in determining whether to approve a related-person transaction:

•        The benefits to our Company;

•        The impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer or otherwise over which such director has influence or control;

•        The availability of other sources for comparable products or services;

•        The terms of the related party transaction; and

•        The terms available to unrelated third parties or to employees generally.

Our Audit Committee shall approve only those related party transactions that are in, or are not inconsistent with, the best interests of our Company and our shareholders, as the Audit Committee determines in good faith.

DESCRIPTION OF OUR SECURITIES

We are offering up to 1,882,353 shares of our Common Stock based on an assumed public offering price of $4.25 per share (the closing sale price of our Common Stock on the Nasdaq Capital Market on September 24, 2024).

General

The following description summarizes the terms of our securities and certain provisions of our Certificate of Formation and our Bylaws. As it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our Certificate of Formation and Bylaws, as in effect as of the date of filing with the SEC of this prospectus, the forms of which are included as exhibits to the registration statement of which this prospectus forms a part.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the TBOC. Our authorized capital stock consists of five hundred million (500,000,000) shares of Common Stock, par value $0.001 per share, and twenty million (20,000,000) shares of preferred stock, or Preferred Stock, par value $0.001 per share of which, as of September 24, 2024, there were 913,821 shares of Common Stock outstanding and held of record by 293 shareholders and 380,440 shares of Series C Preferred Stock outstanding that, as of such date, were convertible into 76,558 shares of Common Stock and held of record by 64 shareholders. Of our authorized Preferred Stock, six hundred thousand (600,000) shares have been designated as Series C Preferred Stock, having a par value of $0.001 per share, of which 380,440 were outstanding as of September 24, 2024. Unless our Board of Directors determines otherwise, we have and will continue to issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote generally, including the election or removal of directors, subject to certain limitations. The holders of our Common Stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution on a pro rata basis. Holders of our Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our Common Stock will be subject to those of the holders of any shares of our Preferred Stock, including any Preferred Stock we may authorize and issue in the future.

As a Texas corporation, we are subject to certain restrictions on dividends under the TBOC. Generally, a Texas corporation may pay dividends to its shareholders out of its surplus (the excess of its assets over its liabilities and stated capital) unless the dividend would render the corporation insolvent.

The declaration, amount and payment of any future dividends will be at the sole discretion of our Board of Directors. Our Board of Directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders.

We currently expect to retain all future earnings for use in the operation and expansion of our business and have no current plans to pay dividends.

Preferred Stock

Our Certificate of Formation authorizes our Board of Directors to establish one or more series of Preferred Stock (including convertible Preferred Stock). Unless required by law or by the TBOC, the authorized shares of Preferred Stock will be available for issuance without further action by our shareholders.

Our Board of Directors will be able to determine, with respect to any series of Preferred Stock, the powers including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of that series, including, without limitation:

•        the designation of the series;

•        the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•        whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•        the dates at which dividends, if any, will be payable;

•        the redemption rights and price or prices, if any, for shares of the series;

•        the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•        the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•        whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•        restrictions on the issuance of shares of the same series or of any other class or series; and

•        the voting rights, if any, of the holders of the series.

We will be able to issue a series of Preferred Stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of our Common Stock might receive a premium for their Common Stock over the market price of the Common Stock. In addition, the issuance of Preferred Stock may adversely affect the rights of holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock may have an adverse impact on the market price of our Common Stock.

Series C Preferred Stock

As of September 24, 2024, there were 380,440 shares of Series C Preferred Stock outstanding that, as of such date, were convertible into 76,558 shares of Common Stock. As of September 24, 2024, there were no shares of Series A Preferred Stock or Series B Preferred Stock outstanding.

The Series C Preferred Stock was issued from April 2019 to October 2020 to accredited investors and has a liquidation preference to the Common Stock. As of September 24, 2024, the liquidation preference was approximately $9.5 million. Any amendment to, or waiver of rights of the Series C Preferred Stock must include the consent of FRV, so long as FRV holds at least 71,000 shares of Series C Preferred Stock. Additionally, pursuant to a letter agreement entered into by and between the Company and FRV on April 10, 2019, for so long as FRV holds at least 71,000 shares of Series C Preferred Stock, it is entitled to appoint a member of the Board of Directors as well as a board observer (the “Appointment Rights”). As of September 24, 2024, FRV has not exercised its Appointment Rights.

Voting and Dividends

The holders of the shares of the Series C Preferred Stock have voting rights equal to an equivalent number of shares of the Common Stock into which such shares of Series C Preferred Stock are convertible and vote together as one class with the Common Stock.

The holders of the Series C Preferred Stock are entitled to receive dividends at an annual rate of $1.50 per share. Such dividends shall accrue and are payable out of funds legally available, are payable only when and if declared by the Board of Directors and are noncumulative. The Company is not permitted to declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of the Common Stock payable in shares of Common Stock) unless the holders of the shares of the Series C Preferred Stock then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of the Series C Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate dividends then accrued on such share of the Series C Preferred Stock and not previously paid and (ii) in the case of a dividend on the Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of the Series C Preferred Stock.

No dividends have been declared to date on any shares of Preferred Stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of the Series C Preferred Stock are entitled to receive, prior and in preference to the holders of the Common Stock, a per share amount equal to the original issue price ($25.00 per share) plus any accrued but unpaid dividends thereon.

If upon the liquidation, dissolution or winding up of the Company, the assets of the Company that are legally available for distribution to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts above, then the entire assets of the Company that are legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series C Preferred Stock in proportion to what they would otherwise be entitled to receive.

After the payment of the full Series C Preferred Stock liquidation preference and unpaid accrued dividends, the holders of the Series C Preferred Stock shall participate in the distribution of the entire remaining assets of the Company legally available for distributions pro rata to holders of the Common Stock on an as converted basis. The sale of a majority of the capital stock of the Company or the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole shall be a “Deemed Liquidation Event” for the purpose of the Series C Preferred Stock.

Conversion

Each share of Series C Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of Common Stock determined by dividing the original issue price of $25.00 by the conversion price for such series in effect at the time of conversion for the Series C Preferred Stock. The conversion price for the Series C Preferred Stock is subject to adjustment in accordance with conversion provisions contained in our Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock dated March 12, 2019. Following this offering, the conversion price of the Series C Preferred Stock will be $47.85 per share. See “— Antidilution Provisions” below.

Each share of Series C Preferred Stock automatically converts into shares of Common Stock at the conversion price at the time in effect immediately upon the Company’s sale of its Common Stock in a public offering provided that the offering price is not less than $1,650.00 per share (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) and which results in aggregate cash proceeds of not less than $20.0 million before underwriting discounts, commissions, and fees. As of the date of this prospectus, no such sale has occurred.

Warrants

Investor Warrants

We issued warrants (the “Investor Warrants”) in connection with various funding transactions or as consideration, in lieu of cash, for amounts billed in respect of services rendered to us. The Investor Warrants have terms ranging from five to ten years from the date of issuance. As of September 24, 2024, there were Investor Warrants to purchase 7,794 shares of Common Stock at exercise prices ranging from $5.15 to $825.00 per share.

Warrants issued in connection with the MSW Note

In September 2023, we issued warrants in lieu of a facility fee payment in connection with entering into the MSW Note with Matthews Southwest Holdings. These warrants have a five-year term from the date of issuance. As of September 24, 2024 there were warrants to purchase 10,000 shares of our Common Stock at exercise prices ranging from $100.00 to $150.00 per share. On November 16, 2023, we entered into a Warrant Amendment Agreement with Matthews Southwest Holdings, amending the Existing MSW Warrants to reduce the exercise price of an aggregate of 10,000 Existing MSW Warrants to $16.00 per share.

Warrants issued in connection with the 2021 Bridge Financing

We issued the Bridge Warrants to originally purchase 775 shares of Common Stock in connection with the 2021 Bridge Financing. The Bridge Warrants expire five years after the date of issuance, beginning on December 22, 2026, with an initial exercise price of $908.00 per share, subject to certain adjustments. No holder of a Bridge Warrant may exercise any portion of a Bridge Warrant if after giving effect to such exercise such holder (together with its Attribution Parties) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such holder’s Bridge Warrant. This limitation may be waived by a holder, at its election, upon not less than 61 days’ prior notice to the Company, to change the limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such holder’s warrant. Any exercise of the Bridge Warrants resulting in a number of shares in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise shall be deemed null and void and shall be cancelled ab initio.

On September 8, 2022, we entered into an amendment to the Bridge Warrants, which we refer to as the Bridge Warrant Amendment No. 1. The Bridge Warrant Amendment No. 1 amended the Bridge Warrants by (i) increasing the number of shares of Common Stock for which the Bridge Warrants are exercisable from a total of 13,677 shares to a total of 16,849 shares, (ii) lowering the exercise price to $425.00 per share, (iii) providing that, until June 15, 2023, the exercise price will be further adjusted whenever the Company issues shares of Common Stock for consideration per share that when multiplied by 1.25 is less than the exercise price then in effect, subject to certain exceptions, (iv) confirming that, for purposes of the Bridge Warrants, the value of each share of Common Stock and each IPO Warrant was deemed to be $412.50 and $12.50, respectively, (v) providing that the number of shares of Common Stock underlying the Bridge Warrants will only be adjusted if the Company (a) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (b) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (c) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, and (vi) amending the formula for calculating Black Scholes values.

On February 3, 2023, we entered into a second amendment to the Bridge Warrants, which we refer to as the Bridge Warrant Amendment No. 2. The Bridge Warrant Amendment No. 2 amended the Bridge Warrants by (i) lowering the exercise price of $425.00 for the Limited Period, during which period the exercise price was set at $100.00, subject to adjustments set forth in the Bridge Warrant; (ii) providing that during the Limited Period, the holder was able, in its sole discretion, to elect a cashless exercise of the Bridge Warrant in whole or in part, pursuant to which the holder received a net number of shares of Common Stock equal to one-third of the total number of shares into which the Bridge Warrant could otherwise have been exercised; and (iii) removing the exercise price adjustment provisions of the Bridge Warrants with limited exceptions for transactions such as stock dividends, stock splits, stock combinations and reverse stock splits. Additionally, the Bridge Warrant Amendment No. 2 provided that in the event that the aggregate number of shares of Common Stock to be received by a holder upon an exercise of its Bridge Warrant during the Limited Period would result in such holder’s receiving shares of Common Stock in excess of its applicable Bridge Maximum Percentage, in lieu of delivery of shares of Common Stock in excess of the Bridge Maximum Percentage, the holder would receive such excess shares as pre-funded warrants substantially in the form of the Pre-Funded Bridge Warrants, with certain exercise price adjustment provisions removed. Further, the Bridge Warrant Amendment No. 2 included a waiver of Section 4(w) of the Bridge SPA, which placed certain restrictions on the Company’s ability to issue securities for a specified period of time.

During the Limited Period, Bridge Warrants were exercised for (i) a total of 11,736 shares of Common Stock at an exercise price of $100.00 per share or pursuant to cashless exercises in which the holder received a net number of shares of Common Stock equal to one-third of the total number of shares with respect to which the Bridge Warrant was exercised and (ii) the Remaining Pre-Funded Bridge Warrant to purchase 1,500 shares of Common Stock. At the end the Limited Period, Remaining Bridge Warrants to purchase a total of 2,989 shares of Common Stock remained outstanding, with the exercise price adjusted back to $425.00 per share, subject to future adjustments as set forth in the Remaining Bridge Warrants.

The exercise price of the Remaining Bridge Warrants (as amended by the Bridge Warrant Amendment No. 1 and the Bridge Warrant Amendment No. 2) is subject to adjustment for certain events such as stock dividends, splits, and reverse splits or other combinations, but not otherwise as the result of issuances of additional securities by the Company, even if such issuances are at prices below the exercise price of the Bridge Warrants. Upon an adjustment of the exercise price as a result of a stock dividend, split, reverse split, combination or similar event, the number of shares of Common Stock to be received shall be proportionately adjusted. Otherwise, there are no antidilution provisions that result in adjustments to the number of shares of Common Stock to be received upon exercise of the Bridge Warrants.

All Pre-Funded Bridge Warrants that were issued upon conversion of the Bridge Notes have been exercised in full and are no longer outstanding as of the date of this prospectus, although the Remaining Pre-Funded Bridge Warrant issued in connection with Bridge Warrant Amendment No. 2 remains outstanding. For more information regarding the Bridge Warrants, please see “ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Description of Indebtedness —2021 Bridge Financing”.

$1.5M Lender Warrants

In November 2021, we issued the $1.5M Lender Warrants exercisable for 71 shares of our Common Stock to noteholders of the $1.5M Notes as consideration for the extension of the maturity of the $1.5M Notes to January 31, 2023. The $1.5M Lender Warrants expire on October 12, 2026. The exercise price of the $1.5M Lender Warrants was $289.00 per share as of September 24, 2024.

$1M Lender Warrants

In November 2021, we issued warrants to purchase 152 shares of our Common Stock, which we refer to as the $1M Lender Warrants, to the lenders of the $1M Notes as consideration for the extension of the maturity of the $1M Loan and Security Agreement to September 30, 2022. The $1M Loan and Security Agreement was further amended in May 2022 to extend the maturity date to September 30, 2023 and amended again in January 2023 to (i) further extend the maturity date of the portion of the $1M Notes issued to one lender (in the principal amount of $0.5 million) to March 31, 2024 and (ii) further extend the maturity date of the remaining portion of the $1M Notes issued to the other lender (in the principal amount of $0.5 million) to September 30, 2024. The $1M Loan and Security Agreement was further amended in September 2023 to extend the interest maturity date to one lender to December 31, 2023. In October 2023, we issued additional $1M Lender Warrants to purchase 2,000 shares of our Common Stock to lenders of the $1M Notes as consideration for the extension of the interest maturity date to one lender. The exercise prices of the $1M Lender Warrants range from $16.00 to $289.00 per share as of September 24, 2024. On November 16, 2023, we entered into the Adams Warrant Amendment, amending the $1M Lender Warrants owned by Adams to reduce the exercise price of an aggregate of 1,076 $1M Lender Warrants to $16.00 per share.

Mount Sinai Warrants

On September 20, 2023, we entered into the License Agreements with Mount Sinai to commercialize a range of AI cardiovascular algorithms developed by Mount Sinai. On November 15, 2023, we closed the transactions contemplated under the Mount Sinai Securities Purchase Agreement and the licenses under the License Agreements, which became effective on that date. As consideration, we issued pre-funded warrants to purchase up to 7,107 shares of our Common Stock with an exercise price per share of $0.001 and warrants to purchase up to 9,142 shares of our Common Stock with an exercise price per share of $50.60.

IPO Warrants

The following summary of certain terms and provisions of the IPO Warrants that were included in the IPO Units issued in the IPO, plus the additional IPO Warrants issued as a result of the exercise, in part, of the underwriter’s over-allotment option in the IPO, is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Equiniti Trust Company, LLC, as warrant agent, and the form of warrant, both of which are included as exhibits to the registration statement of which this prospectus is a part.

Exercisability.    The IPO Warrants are exercisable at any time until 5:00 P.M. New York City time on June 17, 2027. The IPO Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the IPO Warrants under the Securities Act, is effective and available for the issuance of such shares of Common Stock, or an exemption from registration under the Securities Act is available for the issuance of such shares of Common Stock, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the Common Stock underlying the IPO Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such Common Stock, the holder may, in its sole discretion, elect to exercise the IPO Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the IPO Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of an IPO Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price. We will not effect the exercise of any portion of the IPO Warrants, and the holder will not have the right to exercise any portion of the IPO Warrants, and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the holder together with its affiliates and certain other persons specified in the IPO Warrants collectively would own beneficially in excess of 4.99% (or, upon election by a holder prior to the issuance of any IPO Warrants, 9.99%) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Exercise Price.    The exercise price per share purchasable upon exercise of the IPO Warrants is $425.00 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability.    Subject to applicable laws, the IPO Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent.    The IPO Warrants were issued in registered form under a warrant agent agreement between Equiniti Trust Company, LLC, as warrant agent, and us. The IPO Warrants shall be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions.    In the event of a fundamental transaction, as described in the IPO Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our shares of Common Stock, the holders of the IPO Warrants will be entitled to receive upon exercise of the IPO Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the IPO Warrants immediately prior to such fundamental transaction.

Rights as a Shareholder.    Except as otherwise provided in the IPO Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of an IPO Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the IPO Warrant.

Governing Law.    The IPO Warrants and the warrant agent agreement are governed by New York law.

IPO Underwriter Warrants

At the consummation of the IPO, we issued warrants to the underwriter, or the IPO Underwriter Warrants, to purchase 1,050 shares of Common Stock, representing 7.0% of the aggregate number of shares of Common Stock underlying the IPO Units sold in the IPO. The IPO Underwriter Warrants expire at 5:00 P.M. New York City time on June 17, 2027, have an exercise price equal to $425.00, which is equal to 100% of the public offering price per IPO Unit in the IPO, provide for a “cashless” exercise, and contain certain antidilution adjustments (but excluding any price based antidilution). The IPO Underwriter Warrants contain provisions for unlimited “piggyback” registration rights for a period of no greater than three (3) years from the date of the IPO in compliance with FINRA Rule 5110(g)(8)(D). Pursuant to FINRA Rule 5110I, the IPO Underwriter Warrants and any shares of Common Stock issued upon exercise of the IPO Underwriter Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the IPO, except certain transfers of such securities, including: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the IPO and the officers or partners thereof, if all securities so transferred remain subject to lock-up restriction set forth in Section 4(a) of the IPO Underwriter Warrants for the remainder of the time period; (iii) if the aggregate amount of our securities held by the IPO underwriter or related persons do not exceed 1% of the securities offered in the IPO; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth in Section 4(a) of the IPO Underwriter Warrants for the remainder of the time period.

Options

We previously granted certain of our employees and board members stock option awards where vesting is contingent upon a service period, as we believe that such awards better align the interests of our employees with those of our shareholders. Such stock option awards were granted with an exercise price equal to or above the market price of our Common Stock at the date of grant. Certain stock option awards provide for accelerated vesting if there is a change in control, as defined in the option agreement. Stock options may not, subject to certain limited exceptions, be exercised when an employee leaves our Company. Where option awards were granted based on service periods, they generally vest quarterly based on three years of continuous service for executive directors and employees, or 12 months continuous service for directors and have 10-year contractual terms. As of September 24, 2024, there were time-based options to purchase a total of 20,159 shares of Common Stock at an average exercise price of $121.00 per share.

We also previously granted stock option awards where vesting is contingent upon meeting various departmental and/or company-wide performance goals, including, in some instances, FDA and/or CE Mark regulatory approval and/or certain EBITDA and funding thresholds. Such performance-based stock options are expected to vest when the performance criteria and metrics have been met. These stock options have a term of ten years. As of September 24, 2024, there were performance-based options to purchase a total of 5,456 shares of Common Stock at an average exercise price of $502.00 per share.

Antidilution Provisions

As of September 24, 2024, 76,558 shares of Common Stock issuable upon conversion of the Series C Preferred Stock were subject to antidilution protection provisions. The holders of these securities may be entitled to receive additional shares of Common Stock upon conversion of the Series C Preferred Stock.

Lock-up Agreements

In connection with this offering, we have agreed with the placement agent not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any securities or file any registration statement or amendment or supplement thereto, other than this prospectus or filing a registration statement on Form S-8 in connection with any equity incentive plan, for a period from the date of this prospectus until sixty (60) days from the final closing date without the prior written consent of the placement agent. Our officers and directors have agreed with the placement agent not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our securities for a period from the date of this prospectus to six (6) months from the final closing without the prior written consent of the placement agent. See “Plan of Distribution — Lock-Up Agreements” for additional information.

Registration Rights

We previously granted certain registration rights to the holders of the Series C Preferred Stock. Under the terms of the registration rights agreement, which we refer to as the Series C Registration Rights Agreement, the holders of the Series C Preferred Stock owning not less than 30% of (i) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above, referred to herein as the Series C Registrable Securities, and the anticipated aggregate offering price, net of certain expenses, would exceed $10 million, may demand that we file a registration statement relating to the Series C Registrable Securities owned by the holders who have demanded such registration. In addition, if at any time when we are eligible to use a registration statement on Form S-3, we receive a request from holders of at least twenty-five percent (25%) of the Series C Registrable Securities then outstanding that we file a registration statement on Form S-3 with respect to outstanding Series C Registrable Securities of such holders having an anticipated aggregate offering price, net of certain expenses, of at least $3 million, then we will be required to file a registration statement relating to the resale of the Series C Registrable Securities owned by such holders. Finally, if we propose to register (including, for this purpose, a registration effected by us for shareholders other than the holders of the Series C Preferred Stock) any of the Common Stock under the Securities Act in connection with the public offering of such securities solely for cash, we are required to give each holder of Series C Registrable Securities notice of such registration and such holders may include their Series C Registrable Securities in such registration statement. In March 2022, we entered into written waiver agreements with the requisite holders of our Series C Preferred Stock whereby such holders agreed, on behalf of all holders of Series C Preferred Stock, to waive their right to include their Series C Registrable Securities in the registration statement of which this prospectus forms a part.

Anti-takeover Effects of Certain Provisions of Our Certificate of Formation, Bylaws and Texas Law

Our Certificate of Formation and Bylaws and the TBOC contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by shareholders.

Authorized but unissued capital stock

Texas law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which apply so long as our securities are listed on the Nasdaq, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board of Directors may generally issue shares of Preferred Stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved shares of Common Stock or Preferred Stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Classified Board of Directors

Our Certificate of Formation provides that our Board of Directors be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our Board of Directors. Our Certificate of Formation and Bylaws provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors.

Removal of directors; vacancies

Under the TBOC, unless otherwise provided in our Certificate of Formation, directors serving on a classified board may be removed by the shareholders only for cause. Our Certificate of Formation provides that directors may be removed only for cause. In addition, our Certificate of Formation also provides that, subject to the rights granted to one or more series of Preferred Stock then outstanding, any vacancy occurring in our Board of Directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the directors then in office (even if the remaining directors constitute less than a quorum of the Board of Directors), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified.

No cumulative voting

Under Texas law, the right to vote cumulatively does not exist unless the certificate of formation specifically authorizes cumulative voting. Our Certificate of Formation does not authorize cumulative voting. Therefore, shareholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special shareholder meetings

Our Certificate of Formation provides that special meetings of our shareholders may be called at any time by the Board of Directors, the chairman of the Board of Directors or the chief executive officer of the Company. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for advance notification of director nominations and shareholder proposals

Our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a shareholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 75 days nor more than 100 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice. Our Bylaws allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Shareholder action by written consent

Our Certificate of Formation provides that any action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders only with the unanimous written consent of our shareholders.

Amendment and restatement of bylaws

Our Bylaws provide that the Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our Bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Texas and our Certificate of Formation.

The combination of the classification of our Board of Directors and the lack of cumulative voting will make it more difficult for shareholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Because our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ rights of appraisal and payment

Under the TBOC, with certain exceptions, our shareholders will have appraisal rights in connection with a merger, a sale of all or substantially all of our assets, an interest exchange or a conversion. Pursuant to the TBOC, shareholders who properly request and perfect appraisal rights in connection with such merger, sale of all or substantially all of our assets, interest exchange or conversion will have the right to receive payment of the fair value of their shares as agreed to between the shareholder and the Company or, if they are unable to reach agreement, as determined by the State District Court in Tarrant County, Texas.

Shareholders’ derivative actions

Under the TBOC, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action (i) is a holder of our shares at the time of the transaction to which the action relates or such shareholder became a shareholder by operation of law from a person that was a shareholder at the time of the transaction to which the action relates and (ii) fairly and adequately represents the interests of the Company in enforcing the right of the Company.

Limitations on liability and indemnification of officers and directors

The TBOC authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties (other than breaches of the directors’ duty of loyalty to corporations or their shareholders), subject to certain exceptions. Our Certificate of Formation includes a provision that limits the personal liability of directors for monetary damages for an act or omission in the director’s capacity as a director to the fullest extent permitted by Texas law. However, exculpation will not apply to any director if the director has acted in bad faith, engaged in intentional misconduct, knowingly violated the law, authorized illegal dividends or redemptions, derived an improper benefit from his or her actions as a director or engaged in an act or omission for which the liability of the director is expressly provided by an applicable statute.

Our Certificate of Formation provides that we must indemnify our directors and officers to the fullest extent authorized by the TBOC. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Formation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. As of September 24, 2024, there is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Business combinations

Under Title 2, Chapter 21, Subchapter M of the TBOC, we may not engage in certain “business combinations” with any “affiliated shareholder,” or any affiliate or associate of the affiliated shareholder for a three-year period following the time that the shareholder became an affiliated shareholder, unless:

•        prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the shareholder becoming an affiliated shareholder; or

•        not less than six months after the affiliated shareholders’ share acquisition date, the business combination is approved by the affirmative vote at a meeting, and not by written consent, of holders of at least 2/3 of our outstanding voting shares that are not owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder.

Generally, a “business combination” includes a merger, asset or stock sale or other similar transaction. Subject to certain exceptions, an “affiliated shareholder” is a person who beneficially owns (as determined pursuant to Title 2, Chapter 21, Subchapter M of the TBOC), or within the previous three years beneficially owned, 20% or more of our outstanding voting shares. For purposes of this section only, “voting share” has the meaning given to it in Title 2, Chapter 21, Subchapter M of the TBOC.

Under certain circumstances, this provision will make it more difficult for a person who would be an “affiliated shareholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our Board of Directors because the shareholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in such shareholder becoming an affiliated shareholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Listing

Our Common Stock and the IPO Warrants are listed on the Nasdaq Capital Market under the symbol “HSCS” and “HSCSW,” respectively.

Transfer agent, warrant agent and registrar

The transfer agent, warrant agent and registrar for our Common Stock and IPO Warrants is Equiniti Trust Company, LLC.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

The material terms of our Common Stock are described under the caption “Description of Our Securities” in this prospectus.

Placement Agent Warrants

We have agreed to issue to the placement agent or its designees the placement agent warrants to purchase up to a number of shares of Common Stock equal to 4.0% of the aggregate number of shares of our Common Stock sold in this offering, at an exercise price equal to 110% of the public offering price per share of our Common Stock to be sold in this offering. Please see the description of the placement agent warrants below in the section captioned “Plan of Distribution — Placement Agent Warrants.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the shares of Common Stock (which we sometimes refer to as our “securities” and holders thereof as “holders”), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

•        banks, insurance companies or other financial institutions;

•        tax-exempt or government organizations;

•        brokers or dealers in securities or currencies;

•        traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•        persons that own, or are deemed to own, more than five percent of our capital stock;

•        certain U.S. expatriates, citizens or former long-term residents of the United States;

•        persons who hold our shares of Common Stock or Warrants as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

•        persons who do not hold our Common Stock or Warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

•        persons deemed to sell our Common Stock or Warrants under the constructive sale provisions of the Code;

•        pension plans;

•        partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;

•        persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

•        integral parts or controlled entities of foreign sovereigns;

•        controlled foreign corporations;

•        passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or

•        persons that acquire our Common Stock or Warrants as compensation for services.

In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our securities, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our securities.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of a U.S. Holder

For purposes of this summary, a “U.S. Holder” is any beneficial owner of our securities that is a “U.S. person,” and is not a partnership, or an entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following: (a) a citizen or individual resident of the United States, (b) a corporation (or other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has otherwise elected to be treated as a United States person under the Code.

For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our securities that is not a U.S. Holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed above under “Dividend Policy,” we do not currently expect to make distributions on our Common Stock. In the event that we do make distributions of cash or other property, distributions paid on Common Stock, other than certain pro rata distributions of Common Stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the Common Stock. Any remaining excess will be treated as a capital gain. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of Common Stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Common Stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Common Stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

FOR NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of our securities issued pursuant to this offering. All prospective non-U.S. holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities. In general, a non-U.S. holder means a beneficial owner of our Common Stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the IRS and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our securities as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, holders who hold or receive our Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our Common Stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our Common Stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or former long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our securities.

Distributions

As discussed in the section entitled “Dividend Policy,” we do not anticipate paying any dividends on our Common Stock in the foreseeable future. If we make distributions on our Common Stock or on the Warrants (as described above under “Constructive Dividends on Warrants”), those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our Common Stock or the Warrants, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Gain on Sale or Other Disposition of Common Stock or Warrants.” Any such distributions would be subject to the discussions below regarding back-up withholding and the Foreign Account Tax Compliance Act, or FATCA.

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN, IRS Form W-8 BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with distributions on our Common Stock or constructive dividends on the Warrants, and the proceeds of a sale or other disposition of the Common Stock or the Warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person (within the meaning of the Code). The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. Person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions on common stock or constructive dividends on common stock paid to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld therefrom, must be reported annually to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Payment of the proceeds of the sale or other disposition of the Common Stock or the Warrants to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or, an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of the Common Stock or the Warrants to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our Common Stock or the Warrants paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our Common Stock or the Warrants. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our Common Stock or the Warrants, and the possible impact of these rules on the entities through which they hold our Common Stock or the Warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION

Maxim Group LLC is acting as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. We and the placement agent intend to enter into a placement agency agreement with respect to the shares of Common Stock being offered hereby. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered. There is no minimum amount of proceeds that is a condition to closing of this offering. We will enter into one or more securities purchase agreements directly with the investors, at each investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement will provide that the placement agent’s obligations are subject to conditions contained in the placement agency agreement and the securities purchase agreement, as applicable.

We will deliver the shares of Common Stock being issued to the investors upon receipt of investor funds for the purchase of the shares of Common Stock offered pursuant to this prospectus. We anticipate the initial delivery of the shares of Common Stock being offered pursuant to this prospectus on or about            , 2024.

Placement Agent Fees and Expenses

Upon each closing, we will pay the placement agent a cash transaction fee equal to 7.0% of the aggregate gross cash proceeds to us from the sale of the Securities in the offering. Pursuant to the placement agency agreement, we will agree to reimburse the placement agent for its expenses payable by us, in an aggregate amount not to exceed $100,000 in the event of a closing of this offering, and up to $50,000 in the event that there is not a closing of this offering.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Share of Common Stock	Total
Public offering price	$	$
Placement agent fees (7.0%)	$	$
Proceeds, before expenses, to us	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the placement agent fees, will be approximately $            , all of which are payable by us. This figure includes, among other things, the placement agent’s fees and expenses (including the legal fees, costs and expenses for the placement agent’s legal counsel), based on the maximum amount incurred by the placement agent, for which we may be responsible for.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement and to contribute to payments that the placement agent may be required to make for these liabilities.

Placement Agent Warrants

We have also agreed to issue to the placement agent (or its permitted assignees) placement agent warrants to purchase a number of shares of Common Stock equal to 4.0% of the shares of Common Stock sold in this offering (the shares of Common Stock issuable upon exercise of placement agent warrants, the “placement agent warrant shares”), which placement agent warrants will be exercisable, in whole or in part, commencing on the six-month anniversary of the date of this prospectus and will expire five years from date of this prospectus, at an exercise price equal to 110% of the public offering price of the shares of Common Stock sold in this offering. The placement agent warrants and the placement agent warrant shares are also being registered on the registration statement of which this prospectus forms a part. The placement agent warrants provide for unlimited “piggyback” registration rights at our expense with respect to the underlying shares of Common Stock, for a period of five years from the commencement of this offering. The placement agent warrants and the placement agent warrant shares will be deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110I(1) of FINRA. The placement agent (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the placement agent warrants or the placement agent warrant shares, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the placement agent warrants or the placement agent warrant shares for a period of 180 days from the commencement of sales of this offering, except to any FINRA member participating in the offering, their officers or partners, associated persons or affiliates. The placement agent warrants will provide for adjustment in the number and price of such placement agent warrants and the placement agent warrant shares to prevent dilution in the event of a forward or reverse stock split, stock dividend or similar recapitalization.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual public offering price of the shares of Common Stock we are offering will be determined by negotiations between us, the placement agent and the investors in the offering; among the factors considered in determining such public offering price are our historical performance and capital structure, prevailing market conditions, and overall assessment of our business.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Lock-Up Agreements and Trading Restrictions

We have agreed with the placement agent not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any securities or file any registration statement or amendment or supplement thereto, other than this prospectus or filing a registration statement on Form S-8 in connection with any equity incentive plan, for a period from the date of this prospectus until sixty (60) days from the final closing date without the prior written consent of the placement agent. Our officers and directors have agreed to a “lock-up” from the date of this prospectus to six (6) months from the final closing that they beneficially own, including the issuance of Common Stock upon the exercise of currently outstanding convertible securities and options and options which may be issued. This means that, for a period of six (6) months following the final closing date, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the placement agent.

The placement agent has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the placement agent may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Listing

Our Common Stock is listed on the Nasdaq Stock Market under the symbol “HSCS”.

Other Relationships

The placement agent and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In the course of its businesses, the placement agent and its affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans.

Except for services provided in connection with this offering, and except as set forth in this section, the placement agent has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the placement agent to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Selling Restrictions

Notice to Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding underwriters’ conflicts of interest in connection with this offering.

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)     to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)    to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)    in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression” Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The placement agent has represented, warranted and agreed that:

(a)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)    it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Notice to Investors in the European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with the European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•        to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

•        in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are “securities.”

Notice to Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum (as it may be amended from time to time, the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum, collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Notice to Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Investors in the Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Notice to Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Investors in Taiwan

The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan (“FSCT”) pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the FSCT. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Foley Shechter Ablovatskiy LLP, New York, New York. Certain legal matters in connection with this offering will be passed on for the placement agent by Sullivan & Worcester LLP of New York, New York.

EXPERTS

The financial statements as of April 30, 2024 and 2023, and for the years then ended and related notes, incorporated by reference into this prospectus, and the registration statement of which it forms a part have been so incorporated in reliance on the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act with respect to the securities we are offering pursuant to this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the contract, agreement or other document summarized, but are not complete descriptions of all terms of those contracts, agreements or other documents. If we filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you may read the contract, agreement or other document itself for a complete description of its terms. Each statement in this prospectus relating to a contract, agreement or other document filed as an exhibit is qualified in all respects by the filed exhibit.

You can read our SEC filings, including the registration statement, annual, quarterly and special reports and proxy statements, as well as other information over the Internet at the SEC’s website at www.sec.gov or by visiting our website that we maintain at www.heartsciences.com where you may access the same free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below:

(a)     Our Annual Report on Form 10-K for the year ended April 30, 2024 filed with the SEC on July 29, 2024;

(b)    Our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024, filed with the SEC on September 12, 2024;

(c)    Our Current Reports on Form 8-K filed with the SEC on July 29, 2024, August 21, 2024, September 10, 2024, and September 12, 2024; and

(d)    The description of our Common Stock and IPO Warrants, which is contained in the Registration Statement on Form 8-A, filed with the SEC on June 14, 2022, and including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this Registration Statement, shall not be deemed “filed” under the Securities Act, and does not constitute a part hereof.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: at 550 Reserve St, Suite 360, Southlake, Texas 76092, Attn: Danielle Watson, or by calling (682) 237-7781 or at the following email address: investorrelations@heartsciences.com.

GLOSSARY OF TERMS

The following definitions shall apply to the terms used in this prospectus.

Terms Used by and for United States Federal Regulators and Regulations

“510(k)” means a premarket notification submission to the FDA for determination that a medical device is substantially equivalent to another legally U.S. marketed medical device prior to such device being marketed.

“CDC” means the U.S. Centers for Disease Control and Prevention.

“Class II” means a classification of medical devices that are subject to the FDA’s General Controls, and special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. These special controls can include submission of a 510(k), performance standards, post-market surveillance, patient registries and FDA guidance documents.

“CMS” means U.S. Centers for Medicare & Medicaid Services.

“De Novo” means the process for obtaining authorization from the FDA of a novel medical device that is low to moderate risk for which general controls alone, or general and special controls, provide reasonable assurance of safety and effectiveness for the intended use, but for which there is no legally marketed predicate device. Devices that are classified (or re-classified) into Class II through a De Novo classification request may be marketed and used as predicates for future premarket notification 510(k) submissions, when applicable.

“FDA” means the U.S. Food and Drug Administration.

“FINRA” means the Financial Industry Regulatory Authority.

“HHS” means the U.S. Health and Human Services — Office of the Inspector General.

“JOBS Act” means the Jumpstart our Business Startups Act of 2012.

“SEC” means the U.S. Securities and Exchange Commission.

Terms Used in Jurisdictions Other Than the U.S.

“CE Mark” means Conformité Européene Mark.

Terms Used for Medical and Medical Device Related Purposes

“AI” means artificial intelligence.

“Aortic stenosis” means narrowing of the valve between the heart’s main pumping chamber and the body’s main artery.

“CAD” means coronary artery disease.

“CPT” means Current Procedural Terminology.

“Diastolic phase” means the period of the heart’s relaxation or filling phase (as opposed to the heart’s period of contraction or pumping phase called “systolic”) of a heartbeat.

“Diastolic dysfunction” means impaired left ventricular relaxation and elevated filling pressures during the diastolic phase.

“Ejection Fraction” means percentage of fluid pumped out of the ventricle during the systolic phase of the cardiac cycle.

“ECG” means electrocardiogram or electrocardiograph as appropriate, which is also known by the acronym “EKG.”

“echo” means an echocardiogram.

“Elevated ST segment” means an ECG electrocardiogram in which the portion of the ECG heartbeat record called the ST segment is elevated and may indicate a serious blockage of a coronary artery and that a section of the heart muscle is currently dying.

“Hypertrophic Cardiomyopathy” means a condition affecting the left ventricle where the walls become thick and stiff.

“LV” means left ventricular.

“LVD” means left ventricular dysfunction.

“LVDD” means left ventricular diastolic dysfunction.

“Mitral regurgitation” a disorder in which the mitral valve on the left side of the heart does not close properly and therefore leakage occurs in the direction it is designed to prevent.

“Premature Ventricular Contraction” extra heartbeats that begin in one of the heart’s two lower pumping chambers (ventricles). These extra beats disrupt the regular heart rhythm.

“Pulmonary Embolism” means sudden blockage in your pulmonary arteries, the blood vessels that send blood to your lungs.

“sensitivity” means the true positive rate or the percentage probability of a positive test result identifying patient with a condition as compared to the gold standard test which in our case is an echo.

“Systolic phase” means the heart’s period of contraction or pumping phase.

Terms Used in Connection with Our Company and Products

“$1.5M Lender Warrants” means the warrants issued to holders of the $1.5M Notes as consideration for the extension of the maturity of the $1.5M Notes.

“$1.5M Notes” means our 12% secured subordinated convertible promissory notes in the aggregate principal amount of $1.5 million issued to accredited investors between December 2020 and April 2021.

“$130K Note” means our private placement on August 12, 2019 with FRV, an accredited investor, of an unsecured drawdown convertible promissory note in the amount of $130,000.

“$1M Lender Warrants” means the warrants issued to holders of the $1M Notes as consideration for the extension of the maturity of the $1M Notes.

“$1M Loan and Security Agreement” means the Loan and Security Agreement entered into by and among the Company, FRV and John Q. Adams, Sr. in April 2020 in connection with the $1M Notes, as amended by Amendment No. 1 dated September 30, 2021, Amendment No. 2 dated November 3, 2021, Amendment No. 3 dated May 24, 2022, Amendment No. 4 dated January 24, 2023, Amendment No. 5 dated September 29, 2023 and Amendment No. 6 dated August 15, 2024.

“$1M Notes” means our 12% secured, non-convertible promissory notes payable to FRV and John Q. Adams, Sr. in the aggregate principal amount of $1 million, as amended and restated.

“Certificate of Designations” means our Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock of Heart Test Laboratories, Inc., as filed with the Secretary of State of the State of Texas on March 12, 2019.

“Investor Warrants” means all outstanding warrants to purchase 56,726 shares of our Common Stock issued in connection with funding or as consideration for services rendered to the Company and excludes the Bridge Warrants, Pre-Funded Bridge Warrants, $1M Lender Warrants and $1.5M Lender Warrants.

“IPO Underwriter Warrants” means the warrants to purchase an aggregate of 105,000 shares of Common Stock that were issued to the underwriter in the IPO as a portion of the underwriting compensation payable in connection with the IPO.

“IPO Warrants” means all outstanding warrants to purchase shares of our Common Stock that were issued as part of the IPO Units in the IPO plus additional warrants to purchase 225,000 shares of Common Stock that were issued in the IPO as a result of the underwriter’s exercise of its over-allotment option in part.

“IT” means our information technology. “MyoVista” means the MyoVista wavECG device.

“MyoVista Insights” or “Cloud Platform” means the platform for the delivery of AI-ECG algorithms via the cloud.

“Series A Preferred Stock” means our Series A convertible preferred stock, par value $0.001 per share, all outstanding shares of which converted to Common Stock in connection with our IPO.

“Series B Preferred Stock” means our Series B convertible preferred stock, par value $0.001 per share, all outstanding shares of which were cancelled in connection with our IPO.

“Series C Preferred Stock” means our Series C convertible preferred stock, par value $0.001 per share.

Terms Used in Connection with Our 2021 Bridge Financing

“2021 Bridge Financing” means our private placement, pursuant to a securities purchase agreement, with a lead investor and additional accredited investors of the Bridge Notes, Pre-Funded Bridge Warrants and Bridge Warrants from December 2021 through February 2022, which were issued to such lead investor and additional accredited investors in exchange for the secured subordinated convertible notes and warrants issued to them in an initial closing of a private placement in October 2021.

“2021 Bridge Securities” means, collectively, the Bridge Notes, the Pre-Funded Bridge Warrants and Bridge Warrants.

“Bridge Attribution Parties” are any Bridge Purchaser, together with its affiliates and any other person acting as a group as defined under Section 13(d) of the Exchange Act with regard to determining Bridge Maximum Percentage.

“Bridge Notes” means the 8% secured Senior Subordinated Convertible Loan Notes we sold to Bridge Purchasers pursuant to the Bridge SPA.

“Bridge Purchasers” means the accredited investors who purchased our securities pursuant to the Bridge SPA.

“Bridge SPA” means the Securities Purchase Agreement we entered into with the Bridge Purchasers in connection with the 2021 Bridge Financing.

“Bridge Warrant Amendment No. 1” means Amendment No. 1 to Bridge Warrant by and between Heart Test Laboratories, Inc. and the lead investor under the Bridge SPA, dated September 8, 2022.

“Bridge Warrant Amendment No. 2” means Amendment No. 2 to Bridge Warrant by and between Heart Test Laboratories, Inc. and the lead investor under the Bridge SPA, dated February 3, 2023.

“Bridge Warrants” means the warrants to purchase our Common Stock issued along with the Bridge Notes pursuant to the Bridge SPA. The term “Bridge Warrants” does not include the Pre-Funded Bridge Warrants.

“Bridge Maximum Percentage” means the beneficial ownership in excess of 4.99% of the number of shares of the Common Stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the Bridge Notes as applied to Bridge Attribution Parties unless a holder has notified the Company that it has elected to increase the Bridge Maximum Percentage to 9.99%.

“Pre-Funded Bridge Warrants” means the warrants issued as a result of the number of shares of Common Stock issued to a Bridge Purchaser upon conversion of in the Bridge Notes being in excess of the Bridge Maximum Percentage.

Heart Test Laboratories, Inc.

UP TO 1,882,353 SHARES OF COMMON STOCK

PLACEMENT AGENT WARRANTS TO PURCHASE UP TO
75,294 SHARES OF COMMON STOCK

UP TO 75,294 SHARES OF COMMON STOCK UNDERLYING
THE PLACEMENT AGENT WARRANTS

__________________________________

PRELIMINARY PROSPECTUS

__________________________________

MAXIM GROUP LLC

__________________________________

The date of this prospectus is ________, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration and the FINRA filing fee, are estimated:

SEC registration fee	$920
FINRA filing fee	$1,753
Transfer agent, warrant agent and registrar fees and expenses	$30,000
Legal fees and expenses	$395,000
Printing fees and expenses	$50,000
Accounting fees and expenses	$50,000
Miscellaneous fees and expenses	$47,327
Total	$575,000

Item 14. Indemnification of Directors and Officers

Heart Test Laboratories, Inc. (the “Company”, “we”, “us” or “our”)) was incorporated under the laws of Texas.

The Texas Business Organizations Code (the “TBOC”) permits a corporation to indemnify a director who was, is or is threatened to be a named defendant or respondent in a proceeding as a result of the performance of his duties if such person acted in good faith and, in the case of conduct in the person’s official capacity as a director, in a manner he reasonably believed to be in the best interests of the corporation and, in all other cases, that the person reasonably believed his conduct was not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful.

Subject to certain exceptions, the TBOC further permits a corporation to eliminate in its certificate of formation all monetary liability of the corporation’s directors to the corporation or its shareholders for conduct in performance of such director’s duties. Our amended and restated certificate of formation (the “Certificate of Formation”) provides that a director of the Company will not be liable to the Company or its shareholders for monetary damages for any act or omission by the director in the performance of his duties, except that, pursuant to the TBOC, there will be no limitation of liability to the extent the director has been found liable under applicable law for: (i) breach of the director’s duty of loyalty owed to our Company or our shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to our Company or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (iv) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

Sections 8.101 and 8.103 of the TBOC provide that a corporation may indemnify a person who was, is or is threatened to be a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (i) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors; (iii) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (i) or (ii); (iv) by the shareholders in a vote that excludes the shares held by directors who are not disinterested and independent; or (v) by a unanimous vote of the shareholders.

Section 8.104 of the TBOC provides that a corporation may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a present director who was, is or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 8.101 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director is not otherwise permitted under the TBOC. Section 8.105 also provides that reasonable expenses incurred by a former director, or a present or former employee, agent or officer of a corporation, who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the action, as the corporation considers appropriate.

Section 8.105 of the TBOC provides that, subject to restrictions in its certificate of formation and to the extent consistent with other law, a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee or agent of the corporation as provided by: (i) the corporation’s governing documents; (ii) an action by the corporation’s governing authority; (iii) resolution by the shareholders; (iv) contract; or (v) common law. As consistent with Section 8.105, persons who are not directors may seek indemnification and advancement of expenses from the Company to the same extent that directors may seek indemnification and advancement of expenses from the Company.

Further, our Certificate of Formation and Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

We have also entered into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by the TBOC and our Certificate of Formation and Bylaws against (i) any and all direct and indirect liabilities and reasonable expenses, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and reasonable counsel fees and disbursements and (ii) any liabilities incurred as a result of serving as a director, officer, employee or agent (including as a trustee, fiduciary, partner or manager or in a similar capacity) of another enterprise or an employee benefit plan at our request. The indemnification agreements also provide for, or will provide for, the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Formation and Bylaws or the terms of the indemnification agreements.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the securities described in this section, which were not registered under the Securities Act.

Issuance of Capital Stock

•        In November 2021, we issued warrants to purchase 223 shares of Common Stock in exchange for extensions of the $1M Loan and Security Agreement and the $1.5M Notes. See “Description of Securities-$1M Lender Warrants and $1.5M Lender Warrants” for a description of these warrants.

•        From October 2021 to February 28, 2022, we issued and sold senior subordinated convertible notes (the “Bridge Notes”) in the aggregate principal amount of $4.7 million to accredited investors for net proceeds of $4.2 million after deduction of the 10% original issue discount on our Bridge Notes (the “2021 Bridge Financing”). The Bridge Notes accrued interest at a rate of 8% per annum. The Company received net proceeds of approximately $4.2 million.

•        In connection with the 2021 Bridge Financing, the Company issued Bridge Warrants to purchase 13,677 shares of Common Stock (as adjusted following consummation of the IPO, as required under the terms of the Bridge Warrants). The Bridge Warrants have a 5-year term from their date of issuance and, in accordance with their terms following the IPO, had the right to purchase 13,677 shares of Common Stock at an exercise price of $516.00 per share. The exercise price of the Bridge Warrants was subject to full ratchet downward adjustment for 18-months following the IPO in the event of an issuance of Common Stock (or issuance of convertible securities or options at a lower price conversion/exercise price) than the then exercise price. Upon a lowering of the exercise price the holder was entitled to exercise the Bridge Warrants so the new exercise price multiplied by the number of shares of Common Stock purchased was 150% of the principal amount of the 2021 Bridge Notes purchased. Upon consummation of the IPO, and as required under the terms of the Bridge Notes, the Company issued 16,061 shares of Common Stock and pre-funded warrants to purchase 775 shares of Common Stock from the conversion of the Bridge Notes.

•        In June 2022, as a result of IPO, as required under the terms of the $1.5M Notes, the Company issued 9,091 shares of Common Stock from the conversion of the $1.5M Notes.

•        In June 2022, as a result of IPO, the Series B convertible preferred stock, par value $0.001 per share, was cancelled and we issued 7,033 shares of Common Stock to certain officers, prior directors and employees in connection with the conversion of the Series A convertible preferred stock, par value $0.001 per share.

•        In July 2022, August 2022, October 2022, February 2023, and July 2023 we issued an aggregate of 3,502 shares of Common Stock without the payment of additional consideration upon the conversion of 88,025 shares of Series C Preferred Stock by a holder. Such shares of Common Stock were issued in reliance on the exemption from registration provided by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act. In accordance with Section 3(a)(9) of the Securities Act, the securities were exchanged by the Company with its existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

•        In September 2022, we issued warrants (the “Pre-Funded Bridge Warrants”) to purchase 619 shares of Common Stock to an accredited investor in connection with the cancellation of 619 shares of Common Stock (with the issuance of such cancelled shares being deemed null and void, ab initio) pursuant to provisions in the Bridge Notes limiting the number of shares of Common Stock into which the Bridge Notes were convertible.

•        In September 2022, as a result of the Amendment No. 1 to Bridge Warrant by and between Heart Test Laboratories, Inc. and the lead investor under the Bridge SPA, dated September 8, 2022 (the “Bridge Warrant Amendment No. 1”), the number of shares of Common Stock for which the Bridge Warrants are exercisable increased by 3,172 shares. The Bridge Warrant Amendment No. 1, including the issuance of the shares of Common Stock underlying the Bridge Warrants and of the amended and restated Bridge Warrants to accredited investors, was completed in accordance with Section 3(a)(9) of the Securities Act, as securities exchanged by the Company with its existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, and/or Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering.

•        In January 2023, the lead investor, under the Securities Purchase Agreement we entered into with the Bridge Purchasers in connection with the 2021 Bridge Financing (the “Bridge SPA”), exercised its Pre-Funded Bridge Warrants in full to acquire 1,394 shares of Common Stock at an exercise price of $0.0001 per share, for a total exercise price of $13.94.

•        In February 2023, we entered into Amendment No. 2 to Bridge Warrant by and between the Company and the lead investor under the Bridge SPA, dated February 3, 2023 (the “Bridge Warrant Amendment No. 2”), which included the issuance of the shares of Common Stock underlying the Bridge Warrants and the amended and restated Bridge Warrants to accredited investors, was completed in accordance with Section 3(a)(9) of the Securities Act, as securities exchanged by the Company with its existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, and/or Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering. During a period of ten business days beginning February 3, 2023 and ending February 16, 2023, the Company issued 11,736 shares of Common Stock and a pre-funded warrant to purchase 1,500 shares of Common Stock (the “Remaining Pre-Funded Bridge Warrant”) pursuant to exercises of the Bridge Warrants. The issuance of the shares of Common Stock upon the exercises of the Bridge Warrants were completed in accordance with Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering. The issuance of the Remaining Pre-Funded

Bridge Warrant was completed in accordance with Section 3(a)(9) of the Securities Act. In accordance with Section 3(a)(9) of the Securities Act, the Remaining Pre-Funded Bridge Warrant was issued by the Company to its existing security holder in exchange for existing Bridge Warrants in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The Remaining Pre-Funded Bridge Warrant will take on the registered characteristics of the existing Bridge Warrants as in effect prior to the Bridge Warrant Amendment No. 2.

•        In March 2023, we issued warrants to purchase an aggregate amount of 2,500 shares of our Common Stock at an exercise price of $104.00 per share as consideration, in lieu of cash, for approximately $203,000 billed in respect of research and development services rendered by a third-party to the Company.

•        In March 2023, we issued 5 shares of our Common Stock to a certain unrelated third party for consideration of $20,000.

•        In July 2023, we issued 1,087 shares of our Common Stock, in lieu of cash, for approximately $100,000 billed in respect of marketing services rendered by a third-party to the Company.

•        In September 2023, we issued 5,000 warrants to purchase shares of our Common Stock at an exercise price of $100.00; 2,500 warrants to purchase shares of our Common Stock at an exercise price of $125.00; and 2,500 warrants to purchase shares of our Common Stock at an exercise price of $150.00 to Matthews Southwest Holdings, Inc. in lieu of a facility fee pursuant to the MSW Note. On November 16, 2023, we entered into a Warrant Amendment Agreement with Matthews Southwest Holdings, amending the Existing MSW Warrants to reduce the exercise price of an aggregate of 10,000 Existing MSW Warrants to $16.00 per share.

•        In September 2023, we issued 150 warrants to purchase shares of our Common Stock as consideration for services rendered by a third-party to the Company.

•        In October 2023, we issued warrants to purchase 2,000 shares of Common Stock in consideration for extension of the $1M Loan and Security Agreement. See “Description of Securities-$1M Lender Warrants” for a description of these warrants.

•        In November 2023, we issued warrants to purchase an aggregate amount of 2,400 shares of our Common Stock at an exercise price of $17.00 per share as consideration, in lieu of cash, for approximately $102,000 billed in respect of research and development services rendered by a third-party to the Company.

•        In June 2024, we issued warrants to purchase an aggregate amount of 2,500 shares of our Common Stock at an exercise price of $5.15 per share as consideration for consulting services.

Except in connection with the 2021 Bridge Financing, no underwriters were involved in the foregoing sales of securities described above in this Item 15. The Benchmark Company LLC was paid a fee of $94,500 in connection with the 2021 Bridge Financing. Unless otherwise stated, the sales of securities described above were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act, including Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. All of the purchasers in these transactions represented to us in connection with their purchase that they were acquiring the securities for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. Such purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

Grants and Exercises of Stock Options

•        In March 2022, we granted stock options to certain employees, officers and directors of the Company to purchase an aggregate amount of 1,590 shares of our Common Stock at an exercise price of $347.00 per share, vesting over time and performance-based metrics. As of September 24, 2024, 621 awards have vested and 75 awards have forfeited.

•        In February and March 2022, we granted stock options to our Chief Financial Officer to purchase an aggregate amount of 92 shares of our Common Stock at an exercise price of $347.00 per share, vesting over time and performance-based metrics. As of September 24, 2024, 90 awards have vested.

•        In March 2023, we granted stock options to certain employees, officers and directors of the Company to purchase (i) an aggregate amount of 9,190 shares of our Common Stock at an exercise price of $97.00 per share, vesting over time and performance-based metrics, and (ii) an aggregate amount of 125 shares of our Common Stock at an exercise price of $102.00 per share, vesting over time and performance-based metrics. As of September 24, 2024, 4,763 awards have vested.

•        In January 2024, we granted stock options to certain employees, officers and directors of the Company to purchase an aggregate amount of 1,500 shares of our Common Stock at an exercise price of $13.00 per share, vesting over time-based metrics. As of September 24, 2024, 750 awards have vested.

•        In March 2024, we granted stock options to certain employees, officers and directors of the Company to purchase an aggregate amount of 6,500 shares of our Common Stock at an exercise price of $12.00 per share, vesting over time-based metrics. As of September 24, 2024, all awards are unvested.

•        In June 2024, we granted stock options to certain employees, officers and directors of the Company to purchase an aggregate amount of 1,500 shares of our Common Stock at an exercise price of $5.15 per share, vesting over time-based metrics. As of September 24, 2024, 375 awards have vested.

The issuances of the securities described above in this Item 15 under “Grants and Exercises of Stock Options” were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 701 promulgated thereunder as transactions by an issuer not involving a public offering. All of the purchasers in these transactions represented to us in connection with their purchase that they were acquiring the securities for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. Such purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The shares of Common Stock to be issued upon the exercise of the options are deemed to be restricted securities for purposes of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)     Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index below and incorporated by reference herein.

Exhibit Number	Exhibit Description
1.1*	Form of Placement Agency Agreement by and between Heart Test Laboratories, Inc. and Maxim Group LLC, as exclusive placement agent thereunder.
3.1

Amended and Restated Certificate of Formation of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

3.2

Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

3.3	Second Amended and Restated Bylaws of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
3.4

Form of Certificate of Amendment to Amended and Restated Certificate of Formation of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 6, 2022).

3.5

Certificate of Amendment to Amended and Restated Certificate of Formation of Heart Test Laboratories, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC June 23, 2022).

3.6	Certificate of Amendment to the Amended and Restated Certificate of Formation, dated as of May 6, 2024 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed May 6, 2024).
4.1

Form of Registration Rights Agreement by and between Heart Test Laboratories, Inc. and Buyers listed as signatories thereto, dated December 22, 2021 (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1 filed May 17, 2022).

Exhibit Number	Exhibit Description
4.2

Form of Registration Rights Agreement by and among Heart Test Laboratories, Inc. and the parties listed as signatories thereto related to the Series C Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17,2022).

4.3	Form of Bridge Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form S-1 filed May 17, 2022).
4.5	Form of $1M Lender Warrant and $1.5M Lender Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.6	Form of Investor Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
4.7	Representative’s Warrant Agreement issued June 17, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 23, 2022).
4.8

Warrant Agent Agreement dated June 17, 2022 between Heart Test Laboratories, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 23, 2022).

4.9	Form of Certificated Warrant (incorporated by reference to Exhibit 4.10 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 10, 2022).
4.10	Amendment No. 1 to Bridge Warrants dated September 8, 2022 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 9, 2022).
4.11	Form of Amendment No. 2 to Bridge Warrants dated February 3, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 3, 2022).
4.12

Form of Amended and Restated Warrant to Purchase Common Stock, as amended through February 3, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 22, 2023).

4.13

Form of Pre-Funded Warrant, issued pursuant to Amendment No. 2 to Warrants to Purchase Common Stock (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K/A, filed with the SEC on March 14, 2023).

4.14	Form of Warrant to Purchase Common Stock dated September 7, 2023 (incorporated by reference to Exhibit 4.1 our Current Report on Form 8-K, filed with the SEC on September 7, 2023).
4.15	Form of Pre-Funded dated as of September 20, 2023 (incorporated by reference to Exhibit 4.1 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).
4.16	Form of Common Stock Warrant dated September 20, 2023 (incorporated by reference to Exhibit 4.2 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).
4.17*	Form of Placement Agent Warrant.
5.1*	Opinion of Foley Shechter Ablovatskiy LLP.
10.1

MyoVista Technology Agreement, by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated December 31, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022)

10.2

First Amendment of MyoVista Technology Agreement by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated March 13, 2017 (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022)

10.3

Master Assignment by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated January 1, 2014 (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.4

Security Agreement and Pledge by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated March 14, 2014 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.5

Evaluation, Option and License Agreement by and between Heart Test Laboratories, Inc. and The University Court of The University of Glasgow, dated June 2, 2015 (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.6

Exercise of Option Agreement by and between Heart Test Laboratories, Inc. and The University Court of The University of Glasgow, dated December 23, 2015 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

Exhibit Number	Exhibit Description
10.7

$130K Note by and between Heart Test Laboratories, Inc. and Front Range Ventures, LLC, dated August 12, 2019 (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.8

$1M Loan and Security Agreement by and among Heart Test Laboratories, Inc., Front Range Ventures, LLC and John Q. Adams, Sr., dated April 24, 2020 (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.9

Amendment No. 1 to the $1M Loan and Security Agreement, dated September 30, 2021 (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.10

Amendment No. 2 to the $1M Loan and Security Agreement, dated November 3, 2021 (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.11	Form of $1.5M Note (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).
10.12

Form of Amendment No. 1 to the Form of $1.5M Note by and among Heart Test Laboratories, Inc. and the Requisite Noteholders, dated November 2, 2021 (incorporated by reference to Exhibit 10.12 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.13

Form of Securities Purchase Agreement by and between Heart Test Laboratories, Inc. and Purchasers listed as signatories thereto, dated December 22, 2021 (incorporated by reference to Exhibit 10.13 to our Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.14	Form of Bridge Note (incorporated by reference to Exhibit 10.14 to our Registration Statement on Form S-1 filed May 17, 2022).
10.15

Consulting Agreement by and between Heart Test Laboratories, Inc. and Kyngstone Limited, Inc., dated June 25, 2013 (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.16

FRV Side Letter by and between Heart Test Laboratories, Inc. and Front Range Ventures, LLC, dated April 10, 2019 (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, filed with the SEC on June 6, 2022).

10.17†

Amended and Restated Employment Agreement by and between Heart Test Laboratories, Inc. and Mark Hilz, dated April 5, 2022 (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.18†

Employment Agreement by and between Heart Test Laboratories, Inc. and Andrew Simpson, dated April 5, 2022 (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.19

Form of Amendment No. 3 to the $1M Loan and Security Agreement, dated May 2022 (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.20

Form of Amendment No. 2 to the Form of $1.5M Note by and among Heart Test Laboratories, Inc. and the Requisite Noteholders, dated May 2022 (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.21†

Form of Time-Based Vesting Nonstatutory Stock Option Agreement of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.22†

Form of Performance-Based Vesting Nonstatutory Stock Option Agreement of Heart Test Laboratories, Inc (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1, filed with the SEC on May 17, 2022).

10.23

Amendment No. 4 to the $1M Loan and Security Agreement, dated January 24, 2023 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 24, 2023).

10.24

Purchase Agreement, dated as of March 10, 2023, by and between the Company and Lincoln Park (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on March 10, 2023).

10.25

Registration Rights Agreement, dated as of March 10, 2023, by and between the Company and Lincoln Park (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the SEC on March 13, 2023).

Exhibit Number	Exhibit Description
10.26†	Heart Test Laboratories, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on March 16, 2023).
10.27†

Form of the Company’s Incentive Stock Option Agreement under the Company’s 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on March 23, 2023).

10.28†

Form of the Company’s Non-Qualified Stock Option Agreement under the Company’s 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the SEC on March 23, 2023).

10.29†

Amendment No. 1 to the Heart Test Laboratories, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-8, filed with the SEC on February 26, 2024).

10.30

Amendment No. 2 License Agreement by and between Heart Test Laboratories, Inc. and The University Court of The University of Glasgow, dated March 31, 2023 (incorporated by reference to Exhibit 10.29 to the Annual Report on Form 10-K, filed with the SEC on July 19, 2023).

10.31

Senior Unsecured Promissory Drawdown Loan Note by and among Heart Test Laboratories, Inc., and Matthews Southwest Holdings, Inc., dated September 6, 2023 and executed on September 7, 2023 (incorporated by reference to Exhibit 10.1 our Current Report on Form 8-K, filed with the SEC on September 7, 2023).

10.32

Securities Purchase Agreement, dated as of September 20, 2023, by and between the Company and Icahn School of Medicine at Mount Sinai (incorporated by reference to Exhibit 10.1 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.33

License: Pulmonary Embolism Detection From the Electrocardiogram Using Deep Learning (incorporated by reference to Exhibit 10.2 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.34	License: Deep Learning Algorithm to Predict PVC-Related Cardiomyopathy (incorporated by reference to Exhibit 10.3 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).
10.35	License: Deep Learning on ECGs to Derive Left and Right Ventricular Function (incorporated by reference to Exhibit 10.4 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).
10.36

License: Prediction of right ventricular size and systolic function from the 12-lead ECG (incorporated by reference to Exhibit 10.5 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.37

License: Deep learning for electrocardiograms to identify left heart valvular dysfunction – aortic stenosis (incorporated by reference to Exhibit 10.6 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.38

License: Deep learning for electrocardiograms to identify left heart valvular dysfunction – mitral regurgitation (incorporated by reference to Exhibit 10.7 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.39

License: HeartBEiT: Vision Transformers improve diagnostic performance for electrocardiograms (incorporated by reference to Exhibit 10.8 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.40

License: Derivation of low Left Ventricular Ejection fraction based on a foundational vision transformer (HeartBEiT) (incorporated by reference to Exhibit 10.9 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.41

License: Diagnosis of Hypertrophic Cardiomyopathy using a model derived from a foundational vision transformer (HeartBEiT) (incorporated by reference to Exhibit 10.10 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.42

License: Diagnosis of STEMI using a model derived from a foundational vision transformer (HeartBEiT) (incorporated by reference to Exhibit 10.11 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).

10.43	License: Electrocardiogram Deep Learning Interpretability Toolbox (incorporated by reference to Exhibit 10.12 our Current Report on Form 8-K, filed with the SEC on September 21, 2023).
10.44	Amendment No. 5 to the $1M Loan and Security Agreement, dated September 29, 2023 (incorporated by reference to Exhibit 10.45 to our Registration Statement on Form S-1 filed October 16, 2023).
10.45

Note Conversion Letter Agreement, dated November 16, 2023, by and between Heart Test Laboratories, Inc. and Matthews Southwest Holdings, Inc. (filed as Exhibit 10.1 on our Current Report on Form 8-K, filed with the SEC on November 17, 2023).

Exhibit Number	Exhibit Description
10.46

Note Conversion Letter Agreement, dated November 16, 2023, by and between Heart Test Laboratories, Inc. and John Q. Adams (filed as Exhibit 10.2 on our Current Report on Form 8-K, filed with the SEC on November 17, 2023).

10.47

Warrant Amendment, dated November 16, 2023, by and between Heart Test Laboratories, Inc. and Matthews Southwest Holdings, Inc. (filed as Exhibit 10.3 on our Current Report on Form 8-K, filed with the SEC on November 17, 2023).

10.48

Warrant Amendment, dated November 16, 2023, by and between Heart Test Laboratories, Inc. and John Q. Adams (filed as Exhibit 10.4 on our Current Report on Form 8-K, filed with the SEC on November 17, 2023).

10.49†

Employment Agreement by and between Heart Test Laboratories, Inc. and Danielle Watson, dated October 15, 2021 (incorporated by reference to Exhibit 10.19 to our Registration Statement on Form S-1 filed October 16, 2023).

10.50

Equity Distribution Agreement, dated as of September 18, 2023 by and between the Company and Maxim Group LLC (incorporated by reference to Exhibit 1.2 to our Registration Statement on Form S-3, filed with the SEC on September 18, 2023).

10.51

Amendment No. 1 to Equity Distribution Agreement dated November 9, 2023 between Heart Test Laboratories, Inc. and Maxim Group LLC (incorporated by referred to Exhibit 1.1 to our Current Report on Form 8-K filed with the SEC on November 13, 2023).

10.52

Amendment No. 2 to Equity Distribution Agreement dated November 17, 2023 between Heart Test Laboratories, Inc. and Maxim Group LLC (filed as Exhibit 1.3 on our Current Report on Form 8-K filed with the SEC on November 17, 2023).

10.53	Amendment No. 6 to the $1M Loan and Security Agreement, dated August 15, 2024 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed August 21, 2024).
10.54

No. 2 Amended and Restated Secured Promissory Note by and between Heart Test Laboratories, Inc. and Front Range Ventures LLC dated August 19, 2024 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed August 21, 2024).

10.55

Note Purchase Agreement, by and between the Company and Streeterville Capital, LLC dated September 6, 2024 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed September 10, 2024).

10.56	Promissory Note dated September 6, 2024 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed September 10, 2024).
10.57*	Form of Securities Purchase Agreement.
10.58**	Form of Lock-up Agreement.
23.1*	Consent of Haskell & White LLP.
23.2*	Consent of Foley Shechter Ablovatskiy LLP (included in Exhibit 5.1).
24.1**	Power of Attorney.
107**	Filing Fee Table.

____________

*        Filed herewith.

**      Previously filed.

†        Management contract or compensatory plan or arrangement.

(b)    Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act, to any purchaser:

i.       Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement;

ii.      Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

iii.     Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas on September 27, 2024.

Heart Test Laboratories, Inc.
By:	/s/ Andrew Simpson
Name:	Andrew Simpson
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act, this amendment to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Andrew Simpson	President, Chief Executive Officer and	September 27, 2024
Andrew Simpson	Chairman of the Board of Directors (Principal Executive Officer)
/s/ Danielle Watson	Chief Financial Officer and Treasurer	September 27, 2024
Danielle Watson	(Principal Financial and Accounting Officer)
*	Chief Operating Officer, Secretary and	September 27, 2024
Mark Hilz	Director
*	Director	September 27, 2024
Bruce Bent
*	Director	September 27, 2024
David R. Wells
*	Director	September 27, 2024
Brian Szymczak
*By:	/s/ Andrew Simpson
Andrew Simpson Attorney-in-Fact